Exhibit 10.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF, IF ANY, MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED OR PLEDGED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)
REPRESENTS THAT EITHER IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2)
AGREES FOR THE BENEFIT OF LEAFLY HOLDINGS, INC. (F/K/A MERIDA MERGER CORP. I, THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)
TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
(B)
PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR
(C)
TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, OR
(D)
PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED

Exhibit 10.2

TRANSFER IS BEING MADE IN COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

Exhibit 10.2

LEAFLY HOLDINGS, INC. (F/K/A/ MERIDA MERGER CORP. I)

Amended and Restated 8.00% Convertible Senior Notes due 2025

No. 144A-1 CUSIP No. 58953M AA4

FOR VALUE RECEIVED, LEAFLY HOLDINGS, INC. (formerly known as Merida Merger Corp. I), a Delaware corporation (the “Company”), hereby promises to pay to CEDE & CO. or its registered assigns, in lawful money of the United States of America, the principal sum of THIRTY MILLION DOLLARS ($30,000,000), as revised by the Schedule of Increases and Decreases in Global Note attached hereto and as reduced by the January 2025 Principal Prepayment Amount (as defined in the First Amendment), on July 1, 2025, and interest thereon, as set forth below.

This Amended and Restated Convertible Senior Note (this “Note”) shall bear interest from the Issuance Date (as defined below), or from the most recent date to which interest has been paid or provided for, on the unpaid principal balance at a rate equal to 8.0% per annum, computed on the basis of a 360 day year consisting of twelve 30-day months; provided, however, that in the event any interest is paid on the Notes which is deemed to be in excess of the then legal maximum rate, the portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the Notes.

This Note is being issued by the Company pursuant to the terms of that certain Note Purchase Agreement, dated as of January 11, 2022, as amended by that certain First Amendment to Note Purchase Agreement, dated as of January 15, 2025 (the “First Amendment”), and as further amended from time to time (the “Purchase Agreement”), to the persons and entities identified therein as Purchasers.

Except in the case of an optional redemption of this Note pursuant to Section 9, a Fundamental Change Offer pursuant to Section 6, an Asset Sale Offer pursuant to Section 10(e), the January 2025 Prepayment (as defined in the First Amendment) pursuant to the First Amendment and Section 10(g), this Note may not be prepaid, in whole or in part. Notwithstanding the foregoing, the Company may, from time to time, purchase Notes in the open market or otherwise.

Reference is made to the further provisions of this Note set forth in Annex A hereto, which are expressly incorporated herein. Each beneficial Holder, by accepting the benefits of this Note, consents and agrees to the terms of this Note, including the provisions of this Note set forth in Annex A hereto, as may be amended from time to time in accordance with this Note.

1.
Defined Terms.
(a)
“Adjusted EBITDA” means, for the Company and its Subsidiaries, on a consolidated basis, for any period, an amount equal to:
(A)
the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP; plus
(B)
without duplication and to the extent included in determining net earnings

Exhibit 10.2

(or loss) for such period, the sum of:
(1)
interest expense for such period;
(2)
any provision for federal, state, local or other income, franchise, excise, foreign withholding, and similar taxes paid or accrued during such period net of any tax credits (to the extent included in net income);
(3)
depreciation and amortization for such period;
(4)
non-cash expenses or charges (excluding write-downs of current assets) for such period to the extent such expenses or charges do not represent an accrual or reserve for a future cash charge or expense or payment to be made in a future period;
(5)
any expenses relating to consummated transactions, such transaction or activity is permitted under this Note, which expenses shall not exceed $1,000,000 in the aggregate in any fiscal quarter, in each case, as specified and quantified in a certificate signed by an Officer of the Company delivered in accordance with Section 10(k)(D); and
(6)
documented (A) one-time non-cash restructuring charges, and (B) cash restructuring charges of up to $1,000,000 in any fiscal quarter; minus
(C)
without duplication and to the extent included in determining net earnings (or loss) for such period, the sum of:
(1)
any extraordinary, unusual, or non-recurring gains;
(2)
interest income;
(3)
any software development costs to the extent capitalized during such period;
(4)
exchange, translation or performance gains relating to any hedging transactions or foreign currency fluctuations; and
(5)
income from the receipt of business interruption insurance proceeds.
(b)
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein,

Exhibit 10.2

(x) the determination of whether one Person is an “Affiliate” of another Person for purposes of this Note shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder; and (y) no Person shall be an Affiliate of the Company solely by reason of owning this Note or any other Notes issued pursuant to the Purchase Agreement.

(c)
“Agent” means Ankura Trust Company, LLC.
(d)
“Agent’s Office” means 140 Sherman Street, 4th Floor, Fairfield, CT 06824.
(e)
“Annual Recurring Revenue” shall mean the Recurring Revenue for the month most recently ended, multiplied by twelve (12).
(f)
“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.
(g)
“Asset Sale” (i) means the sale, lease, conveyance or other disposition of any properties or assets of the Company or its Subsidiaries (in each case, other than Capital Stock of the Company); provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 10(g) hereof and not by Section 10(e) hereof; or (ii) the issuance or sale of Capital Stock in any of the Company’s Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary). Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale: (A) the disposition of obsolete or worn out property or other assets no longer used or useful (as reasonably determined by the Company and giving effect to its business plans) in the business of the Company and its Subsidiaries in the ordinary course of business; (B) the sale of inventory in the ordinary course of business; (C) dispositions permitted by Section 10(g), Restricted Payments permitted by Section 10(c) and Permitted Investments; (D) any transfer or other disposition of property or assets by a Subsidiary to the Company or by the Company or a Subsidiary of the Company to a Subsidiary of the Company; (E) dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between, the joint venture partners set forth in joint venture arrangements and similar binding arrangements; (F) the use or transfer of money or Cash Equivalents in a manner not prohibited by this Note; (G) the licensing or sub-licensing, on a non-exclusive basis of patents, trademarks, copyrights and other Intellectual Property rights in the ordinary course of business and licensing or sub-licensing that may be exclusive that are limited in scope, duration or geography, in each case, for such consideration as is deemed to be fair by the Company in the ordinary course of business; (H) the sale or discount, with or without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (I) any involuntary loss, damage or destruction of property and assets or any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property and assets; provided that any Net Proceeds received in connection with any loss, damage, destruction, condemnation, seizure or taking pursuant to this clause (I) shall be subject to the obligation to reinvest such Net Proceeds or make an Asset Sale Offer pursuant to Section 10(e), but not the requirement to obtain fair market value or 75% cash and Cash Equivalents; (J) the leasing or subleasing of assets of the Company or any of its Subsidiaries in the ordinary course of business; (K) dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property; (L) the creation of any Lien permitted by this Note; (M) leases or subleases of property of the Company or its Subsidiaries in the ordinary course of business; (N) any abandonment, failure to renew or other disposition in the ordinary course of business of Intellectual Property that is, in the reasonable good faith determination of the Company, not material to the conduct of the business of the Company and its Subsidiaries; (O) deposits of copies of source code and release of such copies of source code pursuant to escrow arrangements entered into in the ordinary course of business; provided that any

Exhibit 10.2

such deposit does not result in the permanent transfer of ownership of such source code; (P) any surrender or waiver of contract rights or settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business; and (Q) any sale, transfer or other disposition, in any single transaction or series of related transactions, having a fair market value, as determined in good faith by the Company, of less than $5 million.

(h)
“Business Day” means a day on which banks are open for general banking (other than Internet banking) business in each of New York, New York and Seattle, Washington.
(i)
“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; provided that debt securities that are convertible into or exchangeable for Capital Stock shall not constitute Capital Stock prior to their conversion or exchange, as the case may be.
(j)
“Capitalized Lease Obligation” means any lease obligation which, under GAAP, is or will be required to be capitalized on the books of the Company, taken at the amount thereof accounted for as Indebtedness (net of all interest with respect to such Indebtedness) accrued or capitalized during such period (whether or not actually paid during such period).
(k)
“Cash Equivalents” means (i) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired, issued by any U.S. federal or state chartered commercial bank of recognized standing which has capital and unimpaired surplus in excess of $500,000,000, or any bank or its holding company that has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor’s Ratings Services or at least P-1 or the equivalent by Moody’s Investors Service, Inc.; (iii) repurchase agreements and reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (i) above and entered into only with commercial banks having the qualifications described in clause (ii) above or such other financial institutions with a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor’s Ratings Services or at least P-1 or the equivalent by Moody’s Investors Service, Inc.; (iv) commercial paper issued by any Person incorporated under the laws of the United States of America or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., in each case with maturities of not more than one year from the date acquired; (v) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above; and (vi) such other investments similar to those described in clauses (i) through (v) above in liquid assets that are permitted pursuant to the Company’s investment policy as approved by the Company’s board of directors.
(l)
“Collateral” means, collectively, (a) all property (including, personal property, mixed, owned, leased or operated by the Company or the Guarantor) that is described in any Collateral Document as security for this Note, and (b) all other property (including all other personal property, mixed, owned, leased or operated by the Company or the Guarantor) of the Company or the Guarantor that now or hereafter secures (or is intended to secure) this Note, other than in all cases, excluded assets (as provided for in the Collateral Documents).
(m)
“Collateral Agent” means Ankura Trust Company, LLC, until a successor replaces it in accordance with the provisions of this Note and, thereafter, means the successor serving hereunder.
(n)
“Collateral Documents” means, collectively, the security agreement, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) this Note, including any mortgages and deeds of trust, to the extent applicable.

Exhibit 10.2

(o)
“Common Stock” means the Company’s common stock, par value $0.0001 per

Exhibit 10.2

share.

(p)
“Company Order” means a written order of the Company, signed on behalf of the Company by an Officer and delivered to the Agent.

(q)
“Conversion Date” shall have the meaning specified in Section 4(c).

(r)
“Conversion Price” means $1,000 divided by the Conversion Rate as of such time. The initial Conversion Price as of the Issuance Date is $12.50 per share of Common Stock.
(s)
“Conversion Rate” shall have the meaning ascribed thereto in Section 4(a) hereof.
(t)
“Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “LFLY <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
(u)
“Defaulted Amounts” means any amounts on the Notes (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for, subject to any applicable cure periods.
(v)
“Depositary” means, with respect to this Global Note, the Person specified as the Depositary with respect to such Note, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Note, and thereafter, “Depositary” shall mean or include such successor.
(w)
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company or one of its Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-Cash Consideration”, which document evidencing sets forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale or other disposition of or conversion of or collection on such Designated Non-Cash Consideration.
(x)
“Disqualified Capital Stock” means Capital Stock that (a) requires the payment of any dividends (other than dividends payable solely in shares of Qualified Capital Stock), (b) matures or is mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof (other than solely for Qualified Capital Stock and cash in lieu of fractional shares of such Qualified Capital Stock), in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise (including as the result of a failure to maintain or achieve any financial performance standards) or (c) is convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness, Capital Stock or other assets other than Qualified Capital Stock, in the case of each of clauses (a), (b) and (c), prior to the date that is 91

Exhibit 10.2

days after the Maturity Date (other than (i) upon payment in full of the Notes or (ii) upon a “change in control”); provided, however, that (x) only the portion of Capital Stock which so matures or is mandatorily redeemable or subject to mandatory repurchase or redemption at the option of the holder thereof or is so convertible or exchangeable prior to such date shall be deemed to be Disqualified Capital Stock and (y) if such Capital Stock is issued to any current or former employee, director, officer, manager or consultant or to any plan for the benefit of current or former employees, directors, officers, managers or consultants of the Company or its Subsidiaries or by any such plan to such employees, directors, officers, managers or consultants, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or a Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

(y)
“Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
(z)
“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

(aa) “Fundamental Change” shall be deemed to have occurred at the time after the consummation of the mergers contemplated by the Agreement and Plan of Merger any of the following occurs prior to the Maturity Date:

(A)
a “person” or “group” within the meaning of Section 13(d) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), other than the Company and its wholly owned Subsidiaries, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock; provided that no “person” or “group” shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer; or
(B)
the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or changes solely in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect wholly owned Subsidiaries; provided, however, that neither (x) a transaction

Exhibit 10.2

described in clause (i) or (ii) in which the holders of all classes of the Common Stock immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Stock of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction nor (y) any merger of the Company solely for the purpose of changing its jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity shall be a Fundamental Change pursuant to this clause (B);

provided, however, that a transaction or transactions described in clauses (A) or

(B) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes Reference Property (as defined in Section 8) for the Notes, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights. Any event, transaction or series of related transactions that constitute a Fundamental Change under both clause (A) and clause (B) above (determined without regard to the proviso in clause (B) above) shall be deemed to be a Fundamental Change solely under clause (B) above (and, for the avoidance of doubt, shall be subject to the proviso in clause (B) above). If any transaction in which the Common Stock is replaced by the equity securities of another entity occurs, references to the Company in this definition shall instead be references to such other entity.

(bb) “GAAP” means generally accepted accounting principles in the United States in effect on the Issuance Date, except that (i) with respect to any reports or financial information required to be delivered pursuant to Section 10(a), GAAP means generally accepted accounting principles in the United States as in effect during the applicable period covered by such report or financial information and (ii) any lease that would not be considered a capital lease pursuant to GAAP prior to the effectiveness of Accounting Standards Codification 842 (whether or not such lease was in effect on such date) shall be treated as an operating lease for all purposes under this Note and shall not be deemed to constitute a Capitalized Lease Obligation or Indebtedness hereunder.

(cc) “Global Notes” mean that, so long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to limitations as set out in this Note, this Note shall be in global form registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a certificated Note shall be effected through the Depositary in accordance with the provisions of this Note (including the restrictions on transfer set forth in Annex A) and the Applicable Procedures.

(dd) “Guarantor” means Leafly, LLC, a Washington limited liability company, and any other Subsidiary that executes a Notation of Guarantee in accordance with this Note or any supplemental document to this Global Note.

(ee) “Holder” means the Depositary or its nominee as the registered holder on the Note Register or the holder of a beneficial ownership interest in this Global Note, as the context herein may require.

Exhibit 10.2

(ff) “Holder Majority” shall mean Holders of a majority in aggregate principal amount of Notes then outstanding.

(gg) “Indebtedness” of any Person, means, without duplication, all indebtedness of such Person for borrowed money, Capitalized Lease Obligations and all guarantee obligations by such Person of Indebtedness of another Person; provided that Indebtedness shall not include (A) any such balance that constitutes an obligation in respect of a commercial letter of credit, trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or consistent with industry practice, (B) accruals for payroll and other liabilities accrued in the ordinary course of business, (C) intercompany loans and liabilities among the Company or any of its Subsidiaries or among Subsidiaries of the Company, (D) prepaid or deferred revenue arising in the ordinary course of business, (E) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset, (F) earn-out and other similar contingent obligations incurred as part of the purchase price of an acquisition and (G) obligations owing under any hedging agreements not entered into for speculative purposes or cash management obligations.

(hh) “Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing; (b) trademarks, service marks, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (c) copyrights, copyrightable or copyrighted works and all registrations, applications for registration, and renewals of any of the foregoing;

(d) internet domain names and social media account or user names (including “handles”); (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) product designs, industrial designs, blueprints, drawings, specifications, documentations, programming materials, reports, catalogs, literature and all registrations, applications for registration, and renewals therefor; (g) trade secrets, know- how, inventions (whether or not patentable), and all improvements thereto, discoveries, technology, processes, techniques, and other confidential and proprietary information and all rights therein; (h) proprietary computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights, together with all royalties, fees, income, payments, and other proceeds now or hereafter due or payable to with respect to any of the foregoing, and all claims and causes of action with respect to any of the foregoing whether accruing before, on, or after the date hereof including all rights to and claims for damages, restitution, and injunctive and other legal or equitable relief for past, present, or future infringement, misappropriation, or other violation thereof.

(ii)
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons in the forms of loans (including guarantees or other obligations), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. The amount of any Investment outstanding at any time shall be the amount actually invested (or, with respect to Investments other than in cash and Cash Equivalents, the fair market value (as determined in good faith by the Company) of such Investment at the time such Investment

Exhibit 10.2

was made), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Company or any Subsidiary in respect of such Investment.

(jj) “Issuance Date” means February 4, 2022.

(kk) “Last Reported Sale Price” of the Common Stock (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is traded. If the Common Stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

(ll) “Lien” means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title or other preferential arrangement having substantially the same economic effect as any of the foregoing.

(mm) “Liquidity” means the Company’s and its Subsidiaries’ (i) unrestricted cash that is maintained as a bank deposit and (ii) cash equivalents that are marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition.

(nn) “Mandatory Conversion” means a conversion pursuant to Section 5.

(oo) “Mandatory Conversion Date” means the Conversion Date for a Mandatory Conversion, as provided in Section 5(b).

(pp) “Maturity” means when used with respect to this Note, means the date on which the outstanding principal amount of this Note becomes due and payable as therein or herein provided, whether at the Maturity Date or by declaration of acceleration or otherwise.

(qq) “Nasdaq” means the NASDAQ Stock Market or other similar market place of recognized national standing, or any other internationally recognized exchange.

(rr) “Net Proceeds” means, with respect to any Asset Sale, the aggregate proceeds in cash or Cash Equivalents received by the Company or any of its Subsidiaries in respect thereof, net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts paid in connection with the termination of hedging obligations repaid with Net Proceeds, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Sale and any reserve for

Exhibit 10.2

adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, including without limitation, pension and post−employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

(ss) “Notation of Guarantee” means the full and unconditional guarantee by any Guarantor of the Company’s obligations under the Notes on a senior secured basis in the form attached hereto as Schedule 2.

(tt) “Note Documents” means this Note, the Purchase Agreement, the Notation of Guarantee, the Collateral Documents and each other document, agreement or instrument entered into in connection with the foregoing.

(uu) “Officer” means the Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer of the Company or the General Counsel of the Company.

(vv) “Officer’s Certificate,” when used with respect to the Company, means a certificate that is signed on behalf of the Company by an Officer of the Company.

(ww) “Outstanding Amount” has the meaning set forth in Section 2.

(xx) “Permitted Business” means (i) any business engaged in by the Company or any of its Subsidiaries on the Issuance Date and (ii) any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Subsidiaries are engaged on the Issuance Date.

(yy) “Permitted Investments” means (i) extensions of trade credit in the ordinary course of business; (ii) Investments in Cash Equivalents; (iii) Indebtedness permitted by Section 10(b); (iv)

(A) loans and advances to employees of the Company or any of its Subsidiaries in the ordinary course of business (including for travel, entertainment, relocation expenses) and (B) additional loans or advances to newly-hired employees of the Company or any of its Subsidiaries in the ordinary course of business for the purpose of paying relocation expenses or bonuses (signing or otherwise) of such employees in an aggregate amount not to exceed $2 million at any time outstanding; (v) Investments existing on the Issuance Date or made pursuant to binding commitments in effect on the Issuance Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Issuance Date; provided that the amount of any such Investment may be increased in such extension, modification or renewal only (A) as required by the terms of such Investment or binding commitment as in existence on the Issuance Date or (B) as otherwise permitted under this Note; (vi) any Investment by the Company or any Subsidiary of the Company in the Company or any other Subsidiary of the Company (provided that any Investment by the Company or a Guarantor in a Subsidiary of the Company that is not a Guarantor shall be to fund ordinary course operating expenses, including tax payments, and shall not exceed $100,000 in the aggregate); (vii) any Investment by the Company or any Subsidiary of the Company in a Person that is primarily engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Guarantor hereunder or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Guarantor (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation); (viii) any Investment in securities or other assets received in connection with an Asset Sale or any other disposition of assets not constituting an Asset Sale; (ix) Investments in connection with the Transaction or the Repurchase Agreements as in effect on the Issuance Date; (x); Investments received in connection with the bankruptcy or reorganization of

Exhibit 10.2

suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers in the ordinary course of business; (xi) guarantee obligations and customary indemnitees and insurance for directors and officers of the Company or any of its Subsidiaries; (xii) Investments in the form of cash deposit or prepayment of expenses to vendors, suppliers and trade creditors so long as such deposits are made and such expenses are incurred in the ordinary course of business; (xiii) deposits of cash with banks or other depositary institutions and deposits required by governmental agencies or utilities, in each case in the ordinary course of business; and (xiv) joint ventures or strategic alliances in the ordinary course of Company’s business consisting of the licensing of technology, the development of technology or the providing of technical support.

(zz) “Permitted Lien” means (i) Liens securing Indebtedness incurred pursuant to Section 10(b); (ii) judgment and attachment Liens and notices of lis pendens and associated rights related to litigation, in each case, being contested in good faith by appropriate proceedings and for which adequate reserves have been made; (iii) grants of software, other technology, trademark, copyright and patent licenses on a non-exclusive basis in the ordinary course of business and grants of software, other technology, trademark, copyright and patent licenses or sub-licenses that may be exclusive that are limited in scope, duration or geography, in each case, for such consideration as is deemed to be fair by the Company; (iv) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary of the Company (other than pursuant to the Transaction); provided that such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary and such Lien does not extend to or cover any other assets or property of such Person (other than proceeds or products thereof); (v) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of business; (vi) Liens against the escrow account in respect of the Repurchase Agreements in effect on the Issuance Date; and (vii) Liens securing the Notes and any guarantee of the Notes.

(aaa) “Person” shall mean a legal entity, including a corporation, a limited liability company, a partnership, a joint venture, a trust, an unincorporated organization and a government or any department or agency thereof.

(bbb) “Qualified Capital Stock” means any Capital Stock other than Disqualified

Capital Stock.

(ccc) “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

(ddd) “Recurring Revenue” means the revenue recognized in the financial statements of the Company and its Subsidiaries, on a consolidated basis, in the ordinary course of business attributable to products and services in the ordinary course, including subscription products, online software and advertising services.

(eee) “Redemption Agreements” means all share transfer, non-redemption and forward purchase agreements entered into by Merida and the Sponsor in connection with the Agreement and Plan of Merger.

Exhibit 10.2

(fff) “Regular Record Date” means, with respect to any Interest Payment Date, means the July 15 or January 15 (whether or not such day is a Business Day) immediately preceding the applicable July 31 or January 31 Interest Payment Date, respectively; provided that, there will be no January 31, 2025 Interest Payment Date and the January 15 Regular Record Date will apply with respect to the interest payment made on the date of the January 2025 Prepayment.

(ggg) “Requisite Holders” means Holders of at least two-thirds of the aggregate principal amount of Notes then outstanding.

(hhh) “Restricted Investment” means an Investment other than a Permitted Investment.

(iii)
“Stock Transfer Agent” means the transfer agent for the Common Stock as of the date of determination.

(jjj) “Subordinated Indebtedness” means any Indebtedness incurred by the Company or its Subsidiaries that is expressly subordinated in right of payment to all of the Company’s and such Subsidiary’s obligations under this Note or guarantee thereof pursuant to a customary subordination provisions in a form reasonably satisfactory to the Collateral Agent at the direction of the Holder Majority.

(kkk) “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests entitled to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(lll) “TTM Adjusted EBITDA” means, as of any date of determination, the Company’s trailing three (3) month Adjusted EBITDA, based upon the Company’s financial statements or other written evidence reasonably satisfactory to the Holder Majority.

(mmm) “Trading Day” means, with respect to Nasdaq, a day on which such exchange is open for the transaction of business and with respect to another exchange or an over-the-counter market means a day on which such exchange or market is open for the transaction of business.

(nnn) “Transaction” means the transactions contemplated by the Agreement and Plan of Merger dated as of August 9, 2021 and amended on September 8, 2021 and January 11, 2022 between Merida Merger Corp. I, Leafly Holdings, Inc. and the other signatories thereto. For the avoidance of doubt, the Transaction shall not constitute a Fundamental Change, Section 10(g) shall not apply to the Transaction and the Transaction shall not result in an adjustment to the Conversion Rate.

2.
Payment of Principal. Unless this Note has been fully converted or fully redeemed in accordance with the terms and conditions hereof, the entire outstanding principal amount of this Note, together with any accrued and unpaid interest (collectively, the “Outstanding Amount”), shall be fully due and payable on July 1, 2025 (the “Maturity Date”).
3.
Payment of Interest.
(a)
During the term of this Note, interest shall accrue on the outstanding principal amount at a rate of 8.00% per annum from, and including, the Issuance Date to, but excluding the Maturity Date.
(b)
Accrued interest shall be payable in cash, semi-annually in arrears, on July 31 and January 31 of each year, except that (i) an interest payment shall not be made on January 31, 2025, but instead, accrued interest from July 31, 2024 to, but excluding, the date of the January 2025 Prepayment shall be paid on the date of the January 2025 Prepayment and (ii) interest shall accrue on the outstanding

Exhibit 10.2

principal amount of this Note as reduced by the January 2025 Principal Prepayment Amount from the date of the January 2025 Prepayment to, but excluding, the Maturity Date (each such date, an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day, to the Holder of record on the Regular Record Date. The first interest payment following the Issuance Date will be due on July 31, 2022.
(c)
At any time that an Event of Default exists and is continuing, unless the Holder Majority otherwise agrees and without affecting any Purchaser’s rights and remedies hereunder or under the Purchase Agreement, all of the obligations due under this Note shall bear interest at the rate specified in Section 3(a) plus 2% per annum (the “Default Interest”) from, and including the date of occurrence of such Event of Default, such Default Interest to be payable in cash upon demand therefor by the Holder Majority or, if not demanded, on the dates interest is required to be paid pursuant to Section 3(b).

Exhibit 10.2

4.
Optional Conversion.
(a)
Subject to and upon compliance with the provisions of this Section 4, each Holder of this Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (including the accrued and unpaid interest thereon) at any time prior to the close of business on the second Trading Day immediately preceding the Maturity Date, at an initial conversion rate as of the Issuance Date of 80 shares of Common Stock (subject to adjustment, including any adjustment prior to the First Amendment Effective Date (as defined in the First Amendment), as provided in Section 7, the “Conversion Rate”) per $1,000 of principal amount of Notes and a number of shares of Common Stock equal to the Conversion Rate per

$1,000 of accrued and unpaid interest on any Notes (subject to, and in accordance with, the settlement provisions of Section 4(b), an “Optional Conversion”).

(b)
To exercise its conversion rights in the event of an Optional Conversion, the Holder shall comply with the Applicable Procedures of the Depositary in effect at that time and, if required, pay funds equal to the interest payable on the next Interest Payment Date to which such Holder is not entitled pursuant to Section 4(d) and pay all transfer or similar taxes, if any, pursuant to Section 4(g). Upon compliance by such Holder with such Applicable Procedures, the electing Holder or the Agent, as applicable, shall notify the Company of the exercise of its conversion rights with respect to such Holder’s Notes or portion thereof and if required, pay funds equal to the interest payable on the next Interest Payment Date to which such Holder is not entitled pursuant to Section 4(d) and pay all transfer or similar taxes, if any, pursuant to Section 4(g).
(c)
The Notes (or portion thereof) shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set out in Section 4(b) above. The Company shall deliver the shares of Common Stock (in book entry form) registered in the name of the Holder or its assigns at the appropriate Conversion Rate, subject to adjustment in accordance with Section 7 no later than the second Trading Day following the applicable Conversion Date (the “Share Delivery Date”). No fractional shares shall be issued upon an Optional Conversion. Any shares of Common Stock to be issued upon an Optional Conversion shall be rounded down to the nearest whole share. Upon the conversion in full or in part of this Note into Common Stock of the Company pursuant to the terms hereof, in lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay the Holder an amount in cash equal to such fraction multiplied by the price at which this Note converts, which amount shall be payable at the same time as delivery of the shares of Common Stock issuable to the Holder in accordance with this Section 4. In addition, to the extent the Holder has converted only a portion of the outstanding principal amount of this Note and such Notes are not then in book entry form in accordance with Section 1.4 of Annex A, a replacement Note for the outstanding principal amount of the Note not converted will be delivered to the Holder at the same time as the delivery of any shares of Common Stock issuable in accordance with this Section 4.

(d)
The Company’s settlement of the Optional Conversion shall be deemed to satisfy in full its obligation to pay the principal amount of the Notes so converted and accrued and unpaid interest thereon, if any, to, but excluding, the relevant Conversion Date. Accrued and unpaid interest on the principal amount so converted, if any, to, but excluding, the relevant Conversion Date shall be converted into shares of Common Stock at the Conversion Rate. If the principal amount of any Notes are converted after the close of business on a Regular Record Date but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date (in addition to having the value of such interest converted in connection with such conversion) will receive the full amount of interest payable on such Notes in cash on such Interest Payment Date notwithstanding the conversion. Therefore, the principal amount of any Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following

Exhibit 10.2

Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted on the corresponding Interest Payment Date (regardless of whether the converting Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment shall be required (1) for conversions following the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note.
(e)
The Company shall be forever released from all of its obligations and liabilities under the Notes with respect to the principal amount of Notes and accrued interest thereon, if any, so converted and such principal amount of Notes so converted shall be deemed paid, and of no further force and effect, and the Company shall, if such Notes are not then in book entry form in accordance with Section

1.4 of Annex A, issue a new Note evidencing any remaining outstanding principal amount of Notes not converted pursuant to the Optional Conversion.

(f)
The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the outstanding principal amount of Notes, plus accrued and unpaid interest thereon, if any, from time to time as such Notes are presented for conversion.
(g)
The Company shall pay any and all stamp, stock transfer, stock issuance and other similar taxes or any other fees that may be payable in respect of any issuance or delivery of shares of Common Stock of the Company upon conversion of this Note pursuant to this Section 4, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company or its Stock Transfer Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company or its Stock Transfer Agent receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.
(h)
Upon the conversion of an interest in any Global Note, the Company or its Agent at the direction of the Company by Company Order, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.

Exhibit 10.2

5.
Mandatory Conversion.
(a)
On or after January 31, 2024, the Company may, in its sole discretion, elect (the “Company Mandatory Conversion Right”) to convert all or a portion of the outstanding principal amount of this Note, as well as accrued and unpaid interest thereon, in whole but not in part, at the applicable Conversion Rate then in effect if the Daily VWAP of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Mandatory Conversion Notice in accordance with Section 5(b) below, exceeds $18.00 (the “Company Mandatory Conversion Condition”).
(b)
To exercise the Company Mandatory Conversion Right, the Company shall provide written notice of its election (the “Mandatory Conversion Notice”) to the Holder. Such notice shall state (i) that the Note has been called for Mandatory Conversion; (ii) the effective date of the Mandatory Conversion (the “Mandatory Conversion Date”); (iii) the current Conversion Rate; (iv) the name and address of the Paying Agent, Conversion Agent and Stock Transfer Agent; and (v) the CUSIP and ISIN numbers, if any, of the Notes.
(c)
If the Company exercises the Company Mandatory Conversion Right in accordance with this Section 5, then a Conversion Date will automatically, and without the need for any action on the part of any Holder, the Company or any Conversion Agent, be deemed to occur, with respect to each Note then outstanding, on the Mandatory Conversion Date. The Mandatory Conversion Date will be a Business Day of the Company’s choosing that is no more than forty-five (45), nor less than ten (10), Business Days after the Company sends the Mandatory Conversion Notice; provided that the Mandatory Conversion Date shall be no later than the second Scheduled Trading Day prior to the Maturity Date. The Company shall pay or deliver, as the case may be, the consideration due in respect of the Company Mandatory Conversion Right on the second Trading Day immediately following the Mandatory Conversion Date.
6.
Repurchase at Option of Holders Upon a Fundamental Change.
(a)
If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof properly surrendered and not validly withdrawn pursuant to Section 6(g) that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”). The Fundamental Change Repurchase Date shall be subject to postponement in order to allow the Company to comply with applicable law.
(b)
Repurchases of Notes under this Section 6 shall be made, at the option of the Holder thereof, upon:

(A)
compliance by the Holder with the Applicable Procedures for surrendering interests in Global Notes being repurchased, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and
(B)
book entry transfer of the Global Notes being repurchased in compliance with the Applicable Procedures of the Depositary, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased

Exhibit 10.2

shall state:

(i)
the portion of the principal amount of Notes to be repurchased, which must be in minimum denominations of $1,000 or an integral multiple thereof; and
(ii)
that the Notes are to be repurchased by the Company pursuant to the applicable provisions of this Note;

provided, however that the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering the Fundamental Change Repurchase Notice contemplated by this Section 6 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Company or the Depositary, as applicable, in accordance with the Applicable Procedures.

(c)
On or before the 20th Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Agent, if applicable, a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be delivered in accordance with the Applicable Procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(i)
the events causing the Fundamental Change;
(ii)
the effective date of the Fundamental Change;
(iii)
the last date on which a Holder may exercise the repurchase right pursuant to this

Section 6;

(iv)
the Fundamental Change Repurchase Price;
(v)
the Fundamental Change Repurchase Date;
(vi)
the name and address of the Agent, if applicable;
(vii)
if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

and

(viii)
the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit any Holder’s repurchase rights or affect the validity of the proceedings for the repurchase of the Notes

Exhibit 10.2

pursuant to this Section 6. Simultaneously with providing such notice, the Company will publish such information on its website or through such other public medium as the Company may use at that time.

(d)
Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders in connection with a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from an Event of Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). Any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
(e)
Notwithstanding anything to the contrary in this Note, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Section 6 (including, without limitation, the requirement to comply with applicable securities laws), and such third party purchases all Notes or portions thereof properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Section 6 (including the requirement to pay the Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer of the relevant Notes or portions thereof); provided that the Company shall continue to be obligated to (x) deliver the applicable Fundamental Change Repurchase Notice to the Holders (which Fundamental Change Repurchase Notice shall state that such third party shall make such an offer to purchase the Notes) and to simultaneously with such Fundamental Change Repurchase Notice publish a notice containing such information in a newspaper of general circulation in the City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time, (y) comply with applicable securities laws as set forth in this Global Note in connection with any such purchase and (z) pay the applicable Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the relevant Notes or portions thereof in the event such third party fails to make such payment in such amount at such time.

(f)
For purposes of this Section 6, the Company may appoint any Person to be a depositary, tender agent, paying agent or other agent to accomplish the purposes set forth herein.

(g)
Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the office of the Company or the Agent, as applicable in accordance with this Section 6(g) at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:
(A)
the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof, and
(B)
the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that the notice of withdrawal must comply with the Applicable Procedures of the Depositary.

Exhibit 10.2

(h)
Deposit of Fundamental Change Repurchase Price. The Company will deposit with the Paying Agent, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date (subject to extension in order to allow the Company to comply with applicable law), an amount of money sufficient to repurchase all of the Notes (or portions thereof) to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Company or Agent, as applicable, payment for Notes surrendered for repurchase (and, to the extent applicable, not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 6) and (ii) the time of book-entry transfer of such Note to the Company, or Agent, as applicable, by the Holder thereof in the manner required by Section 6, as applicable, by making a payment by wire transfer of immediately available funds to the account of the Depositary or its nominee.

If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Company or Paying Agent, as applicable, holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, or, if extended in order to allow the Company to comply with applicable law, such later date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Note and the Applicable Procedures of the Depositary, (i) such Notes will cease to be outstanding,

(ii) interest will cease to accrue on such Notes on the Fundamental Change Repurchase Date, or, if extended in order to allow the Company to comply with applicable law, such later date (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Company or Agent, as applicable) and (iii) all other rights of the Holders of such Notes with respect to the Notes will terminate on the Fundamental Change Repurchase Date, or, if extended in order to allow the Company to comply with applicable law, such later date (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) to the extent not included in the Fundamental Change Repurchase Price, accrued and unpaid interest, if applicable).

(i)
Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer upon a Fundamental Change pursuant to this Section 6, the Company will, if required:

(A)
comply with the provisions of any tender offer rules under the Exchange Act that may then be applicable;
(B)
file a Schedule TO or any other required schedule under the Exchange Act; and
(C)
otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Section 6 to be exercised in the time and in the manner specified in this Section 6 subject to postponement in order to allow the Company to comply with applicable law. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Note relating to the Company’s obligations to purchase the Notes (or portions thereof) upon a Fundamental Change, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Note by virtue of such conflict.

Exhibit 10.2

7.
Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if the Holder of this Note participates (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding this Note, in any of the transactions described in this Section 7, without having to convert this Note, as if the Holder held a number of shares of Common Stock equal to the then applicable Conversion Rate, multiplied by the outstanding principal amount (expressed in thousands) of this Note held by such Holder.
(a)
If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x OS’

OS0

where, CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable; CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable; OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex- Dividend Date or Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and; OS’ = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination. Any adjustment made under this Section 7(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 7(a) is declared but not so paid or made or any share split or combination of the type described in this Section 7(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company determines in good faith not to pay such dividend or distribution or not to split or combine the outstanding shares of Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such split or combination had not been announced.

(b)
If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholders rights plan or rights agreement) entitling them to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sales Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x OS’ + X

OS0 + Y

Exhibit 10.2

where CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance; CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date; OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date; X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 7(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex- Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of the Common Stock are not delivered after the exercise or expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, effective as of the date the Board of Directors of the Company determines not to issue such rights, options or warrants, to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 7(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company in good faith.

(c)
If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to Section 7(a), Section 7(b) or Section 7(e), (ii) rights issued pursuant to any stockholders rights plan or rights agreement of the Company then in effect, (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 7(d) shall apply, (iv) dividends or distributions of Reference Property in exchange for or upon conversion of the Common Stock in a Share Exchange Event, and (v) Spin-Offs as to which the provisions set forth below in this Section 7(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x ___SP0__

OS0 - FMV

Exhibit 10.2

Where CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution; CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date; SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and FMV = the fair market value (as determined by the Board of Directors in good faith) of the Distributed Property so distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 7(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay or make such distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared. If the Company issues rights, options or warrants to acquire Capital Stock or other securities that are exercisable only upon the occurrence of certain triggering events, the Company shall not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events occurs. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 of principal and accrued and unpaid interest, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the distribution. If the Board of Directors of the Company determines in good faith the “FMV” (as defined above) of any distribution for purposes of this Section 7(c) by reference to the actual or when- issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 7(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x FMV0 + MP0

MP0

Exhibit 10.2

Where CR0 = the Conversion Rate in effect immediately prior to the end of the Valuation Period; CR’ = the Conversion Rate in effect immediately after the end of the Valuation Period; FMV = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Prices as set forth in Section1(kk) as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten (10) consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and MP0 = the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors of the Company determines in good faith not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 7(c), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 7(c) (and no adjustment to the Conversion Rate under this Section 7(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 7(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Note, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 7(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase

(x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and

(y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

Exhibit 10.2

For purposes of Section 7(a), Section 7(b) and this Section 7(c), if any dividend or distribution to which this Section 7(c) is applicable also includes one or both of:

(A)
a dividend or distribution of shares of Common Stock to which Section (a) is applicable (the “Clause A Distribution”); or
(B)
a dividend or distribution of rights, options or warrants to which Section (b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 7(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 7(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 7(a) and Section 7(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 7(a) or “outstanding immediately prior to the open of business on such Ex- Dividend Date” within the meaning of Section 7(b).

(d)
If the Company pays or makes any dividend or distribution which is not an Ordinary Cash Dividend (an “Extraordinary Dividend”) to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x__ SP0 __

SP0 - C

where, CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such Extraordinary Dividend; CR’ = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such Extraordinary Dividend; SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such Extraordinary Dividend; and C = the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 7(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such Extraordinary Dividend. If such Extraordinary Dividend is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines in good faith not to make or pay such Extraordinary Dividend, to be the Conversion Rate that would then be in effect if such Extraordinary Dividend had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 of principal of, and accrued and unpaid interest on, Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash Extraordinary Dividend.

For purposes of this Section 7(d), “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the

Exhibit 10.2

date of declaration of such dividend or distribution to the extent it does not exceed $0.50 (which amount shall be adjusted to appropriately reflect any of the events referred to in other subsections of this Section 6).

(e)
If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x AC + (SP’ x OS)
OS0 x SP’

Where, CR0 = the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the date such tender offer or exchange offer expires, the “Expiration Date”); CR’ = the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer; OS0 = the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); OS’ = the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and SP’ = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date. The increase to the Conversion Rate under this Section 7(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that if the relevant Conversion Date occurs during the ten (10) Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the date immediately preceding the relevant Conversion Date in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day immediately preceding the relevant Conversion Date.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company is, or such Subsidiary is, permanently prevented by applicable law from consummating any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been consummated.

(f)
Notwithstanding anything to the contrary in this Section 7 or any other provision of this Note, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and the Holder that has converted this Note on or after such Ex-Dividend Date and on or prior to the related Record Date

Exhibit 10.2

would be treated as the record holder of the shares of Common Stock as of the related Optional Conversion Date or Mandatory Conversion Date, as applicable, based on an adjusted Conversion Rate for such Ex- Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 7, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, the Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
(g)
Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. In no event will the Conversion Rate be adjusted such that the Conversion Price shall be less than the par value per share of Common Stock. Notwithstanding anything in this Section 7 to the contrary, the Company shall not be required to adjust the Conversion Rate unless the adjustment would result in an increase or decrease of at least 1.0% of the applicable Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried-forward adjustments regardless of whether the aggregate amount of such adjustments is less than 1% on the Optional Conversion Date or Mandatory Conversion Date, as applicable.
(h)
In addition to those adjustments required by clauses (a),(b), (c), (d) and (e) of this Section 7, and to the extent permitted by applicable law and subject to the applicable rules of the Nasdaq on which the Common Stock is listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors of the Company determines in good faith that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of Nasdaq, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)
Except as stated in this Note, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. For illustrative purposes only and without limiting the generality of the preceding sentence, the Conversion Rate shall not be adjusted:
(A)
upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(B)
upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;
(C)
upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (B) of this subsection and outstanding as of the date the Notes were first issued;

Exhibit 10.2

(D)
upon the repurchase of any shares of Common Stock pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender or exchange offer of the nature described in Section 7(e);
(E)
solely for a change in the par value (or lack of par value) of the Common Stock; or
(F)
for accrued and unpaid interest, if any.
(j)
All calculations and other determinations under this Section 7 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.
(k)
For purposes of this Section 7, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
(l)
Whenever any provision of this Note requires the Company to calculate the Last Reported Sale Prices over a span of multiple days, the Board of Directors shall make appropriate adjustments (without duplication in respect of any adjustment made pursuant to Section 7) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, of the event occurs, at any time during the period when the Last Reported Sale Prices are to be calculated.

Exhibit 10.2

8.
Effect of Recapitalizations, Reclassifications and Changes of the Common

Stock.

(a)
In the case of:
(A)
any recapitalization, reclassification or change of the Common Stock (other than changes in par value or resulting from a subdivision or combination),
(B)
any consolidation, merger, combination or similar transaction involving the Company,
(C)
any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, or
(D)
any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then at and after the effective time of such Share Exchange Event, the right to convert each $1,000 of principal amount of this Note shall be changed into a right to convert such amount of principal amount of this Note into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or acquiring Person, as the case may be, shall execute with the Holder a supplemental Note providing for such change in the right to convert each $1,000 of principal amount of this Note; provided, however, that at and after the effective time of the Share Exchange Event (I) any shares of Common Stock that the Company would have been required to deliver upon conversion of this Note in accordance with Section 4 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Share Exchange Event and (II) the Last Reported Sale Price shall be calculated based on the value of a unit of Reference Property.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which this Note will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding

Exhibit 10.2

paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Share Exchange Event (A) the consideration due upon conversion of each $1,000 of principal amount of this Note shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date, multiplied by the price paid per share of Common Stock in such Share Exchange Event and (B) the Company shall satisfy its obligation to effect a conversion of this Note by paying such cash amount to the Holder on the third Business Day immediately following the relevant Conversion Date. The Company shall notify the Holder in writing of such weighted average as soon as reasonably practicable after such determination is made.

If the Reference Property in respect of any Share Exchange Event includes, in whole or in part, shares of common equity, such supplemental Note described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Section 8 with respect to the portion of the Reference Property consisting of such common equity. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including any combination thereof), other than cash and/or cash equivalents, of a Person other than the Company or the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental Note shall also be executed by such other Person, if such other Person is an affiliate of the Company or the successor or acquiring company, and shall contain such additional provisions to protect the interests of the Holder of this Note as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing.

(b)
None of the foregoing provisions shall affect the right of the Holder to convert this Note into shares of Common Stock, as set forth in Section 4 prior to the effective date of such Share Exchange Event.
(c)
The above provisions of this Section 8 shall similarly apply to successive Share Exchange Events.
9.
Optional Redemption.
(a)
From time to time during the period beginning on January 31, 2023 and ending the 40th Trading Day immediately before the Maturity Date, the Company may, in its sole discretion, redeem all or a portion of this Note at a cash redemption price (the “Redemption Price”) equal to 100% of the principal amount of this Note (plus accrued and unpaid interest, if any, to, but excluding, the redemption date) (the “Optional Redemption”).
(b)
In the event of an Optional Redemption, the Company shall at least fifteen (15) days prior to the Redemption Date, deliver or caused to be delivered electronically in accordance with the Applicable Procedures of the Depositary a notice of redemption (the “Redemption Notice”) to the Holder, informing it (i) that all or a portion of this Note has been called for Optional Redemption; (ii) the amount of the aggregate principal amount of the Note that the Company has elected to redeem; and (iii) the effective date on which such redemption will occur (the “Redemption Date).
(c)
Notwithstanding the foregoing, the Holder shall be entitled to exercise its Optional Conversion rights with respect to all or a portion of the outstanding principal amount subject to such Optional Redemption at any time prior to 5:00 pm Eastern Time on the Business Day prior to such Redemption Date. An election by the Holder of its Optional Conversion right with respect to any such principal amount subject to such Optional Redemption shall supersede any Optional Redemption with

Exhibit 10.2

respect to such principal amount as if the Company did not make an election to redeem such principal amount.

(d)
Once the Redemption Notice is delivered, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. On and after the Redemption Date, unless the Company defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes or portion thereof called for redemption and all rights of Holders with respect to such Notes or portion thereof will terminate except for the right to receive payment of the Redemption Price upon surrender for redemption. Upon surrender in accordance with the Applicable Procedures of the Depositary, such Notes or portions thereof shall be paid at the Redemption Price plus accrued and unpaid interest, if any, to but excluding the Redemption Date. If less than all of the Notes are called for redemption, the Notes or portions thereof that are subject to such redemption shall be chosen in accordance with the Applicable Procedures.
(e)
The Company shall be forever released from all of its obligations and liabilities under this Note with respect to the principal amount so redeemed and such principal amount of this Note shall be deemed repaid, in whole or in part, as applicable, and of no further force and effect, and the Depositary shall, make a notation on such Global Note as to the reduction in the principal amount represented thereby.
10.
Additional Covenants of the Company.
(a)
Reports.
(A)
While this Note is outstanding, the Company shall deliver to the Holder, within 15 days after the same are required to be filed with the Securities and Exchange Commission (the “Commission”), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor thereto)). Notwithstanding the foregoing, the Company shall in no event be required to deliver to, or otherwise provide or disclose to, any Holder any information for which the Company is requesting (assuming such request has not been denied), or has received, confidential treatment from the Commission, or any correspondence with the Commission. Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be delivered to the Holder for purposes of this Section 10(a) at the time such documents are filed via the EDGAR system (or such successor).
(B)
While this Note is outstanding, at any time that the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall provide to each Holder, (i) as soon as available, but not later than 225 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, in each case, prepared in accordance with GAAP, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by a report of any independent certified public accounting firm; and (ii) as soon as available, but not later than 60 days after the end of each fiscal quarter of each fiscal year (other than the fourth fiscal quarter), the unaudited consolidated balance sheets of the Company and

Exhibit 10.2

its Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter. The Company may satisfy its obligations under this paragraph by posting such information on a password-protected website or online data system which shall require a confidentiality acknowledgment, and shall make such information readily available to each Holder and any bona fide prospective investor, in each case, who agrees to (A) treat all such information as confidential, (B) not to use such information for any purpose other than their investment or potential investment in the Notes and (C) not publicly disclose any such information.

(b)
Indebtedness. While this Note is outstanding, the Company shall not, and shall not permit any of its Subsidiaries, to incur Indebtedness other than (i) this Note and any guarantee thereof and (ii) any Subordinated Indebtedness in an aggregate principal amount at any time outstanding not to exceed $500,000; provided that this Section 10(b) shall not apply to any guarantee by the Company or any Guarantor of Indebtedness of the Company or any Guarantor so long as the incurrence of Indebtedness is permitted by this Section 10(b). The Company will at all times while this Note is outstanding, cause the Outstanding Amount under this Note to be designated as “Senior Debt” (or any other defined term having a similar purpose) within the meaning of any agreements governing any Subordinated Indebtedness of the Company.
(c)
Restricted Payments. While this Note is outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
(A)
declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Subsidiaries’ Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Subsidiaries’ Capital Stock in their capacity as such (other than dividends or distributions payable in Capital Stock (other than Disqualified Capital Stock) of the Company or to the Company or a Subsidiary of the Company);
(B)
purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Capital Stock of the Company or any direct or indirect parent of the Company;
(C)
purchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is contractually subordinated in right of payment to the Notes;
(D)
make any Restricted Investment; or
(E)
make any payments of interest in cash on any Subordinated Indebtedness;

(all such payments and other actions set forth in clauses (A) through (D) above being collectively referred to as “Restricted Payments”).

Exhibit 10.2

Notwithstanding the foregoing, the preceding provisions shall not prohibit:

(i)
the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Note;
(ii)
[reserved];
(iii)
the payment of any dividend or any other payment or distribution by a Subsidiary of the Company to the holders of its Capital Stock of any class on a pro rata basis to the holders of such class;
(iv)
payments to holders of Capital Stock (or to the holders of Indebtedness that is convertible into or exchangeable for Capital Stock upon such conversion or exchange) in lieu of the issuance of fractional shares;
(v)
repurchases of Capital Stock deemed to occur in connection with the exercise (including by cashless exercise) or vesting of stock options or similar instruments, including to the extent necessary to pay withholding or similar taxes related to such exercise or vesting of stock options or similar instruments;
(vi)
Restricted Payments paid solely in Capital Stock (other than Disqualified Capital Stock) of the Company;

(vii)
(a) Restricted Payments made on or about the Issuance Date in connection with the Transaction and (b) any Restricted Payments made prior to the First Amendment Effective Date pursuant to the Repurchase Agreements in effect on the Issuance Date;
(viii)
the acquisition, redemption or retirement of Capital Stock in exchange for, or out of the proceeds of the substantially concurrent issuance of, Capital Stock of the Company;
(ix)
[reserved]; and
(x)
repurchases or retirement for value of Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants.

The amount of all Restricted Payments (other than cash) shall be the fair market value (determined, for purposes of this Section 10(c)) by the Company in good faith.

(d)
Liens. While this Note is outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any assets or property of the Company or its Subsidiaries that secures obligations under Indebtedness other than Permitted Liens.
(e)
Asset Sales. The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless:
(A)
the Company (or such Subsidiary, as the case may be) receives consideration (including by way of relief from, or by any other Person assuming

Exhibit 10.2

responsibility for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the fair market value (as determined at the time of contractually agreeing to such Asset Sale), as determined in good faith by the Company, of the assets or Common Stock issued or sold or otherwise disposed of; and

(B)
at least 75% of the consideration received in the Asset Sale by the Company or such Subsidiary is in the form of cash or Cash Equivalents.

For purposes of clause (B) above, the amount of (i) any liabilities (as shown on the Company’s or the applicable Subsidiary’s most recent balance sheet or in the notes thereto or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and from which the Company and all Subsidiaries have been validly released by all creditors in writing, (ii) any securities received by the Company or such Subsidiary from such transferee that are converted by the Company or Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale, and (iii) any Designated Non-Cash Consideration received by the Company or any of its Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Board of Directors of the Company), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $2.5 million (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this paragraph and for no other reason.

Within ten (10) days after the receipt of any Net Proceeds from an Asset Sale, the Company (or, if applicable, the Subsidiary) shall apply all of the Net Proceeds to reduce the obligations under this Note by making (or causing the applicable Subsidiary to make) an offer (an “Asset Sale Offer”) to the Holders of all Notes issued under the Purchase Agreement, on a pro rata basis, the principal amount of this Note and all other Notes issued pursuant to the Purchase Agreement at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase, and will be payable in cash.

Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Company shall cancel this Note or portions thereof that have been properly tendered to and are to be accepted by the Company in accordance with the procedures of the Depositary. On the date of purchase, the Company shall deliver payment to each tendering Holder in the amount of the purchase price in accordance with the procedures of the Depositary.

Holders electing to have a Note purchased shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to this Note as Schedule 1, duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. A Holder shall be entitled to withdraw its election if the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note purchased. If at the end of the Offer Period more Notes are tendered pursuant to an Asset Sale Offer than the Company is required to purchase, selection of such Notes for purchase shall be made by the Company, on a pro rata basis, by lot or by such other method as the Company shall deem fair and appropriate (and in such manner as complies with applicable

Exhibit 10.2

legal requirements). Upon the purchase of an interest in this Global Note, the Company or the Agent at the direction of the Company by Company Order, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.

Notices of an Asset Sale Offer shall be delivered in accordance with the applicable procedures of DTC. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that is to be purchased. The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement. If the date of purchase is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, up to but excluding the date of purchase, shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to a Holder who tender Notes pursuant to the Asset Sale Offer.

A new Note in principal amount equal to the unpurchased portion of any Note purchased in part shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date, unless the Company defaults in payment of the purchase price, interest shall cease to accrue on the Note or portion thereof purchased.

The Company or the applicable Subsidiary will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 10(e), the Company or the applicable Subsidiary will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 10(e) by virtue of such conflict.

If any Net Proceeds remain after consummation of an Asset Sale Offer, the Company or the applicable Subsidiary may use such Net Proceeds for any purpose not otherwise prohibited by this Note.

(f)
Transactions with Affiliates. While this Note is outstanding, the Company will not, and will not permit any of its Subsidiaries to, enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Company and its Subsidiaries or any entity that becomes a Subsidiary as a result of such transaction) involving an aggregate consideration in excess of $1.0 million unless such transaction is (i) otherwise permitted under this Note; (ii) in the ordinary course of business of the Company relevant Subsidiary of the Company or (iii) upon fair and reasonable terms no less favorable to the Company and the relevant Subsidiary of the Company, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided that the following transactions shall not be subject to this Section 10(f): (A) customary fees paid to non-officer directors of the Company; (B) employment agreements, employee benefit plans, indemnification provisions, equity incentive plans and other similar compensatory arrangements entered into by Company and its Subsidiaries with employees, consultants, officers and directors of the Company and its Subsidiaries, including reimbursement of expenses, in the ordinary course of business; (C) Restricted Payments permitted pursuant to Section 10(c) and Permitted Investments; and (iv) any agreement or payment entered into or pursuant to or in connection with the Transaction, the transactions contemplated by the Purchase Agreement or otherwise in effect on the Issuance Date and, in each case, any amendment, extension, modification thereto so long as such amendment, extension or modification is not, in the good faith judgment of the Company, disadvantageous in any material respect to the Holder, taken as a whole.
(g)
Consolidation, Merger and Sale of Assets.
(A)
While this Note is outstanding, subject to the provisions of clause (B) below, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the

Exhibit 10.2

Company and its Subsidiaries, taken as a whole, to another Person, unless (i) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume all of the obligations of the Company under this Note by executing a form of joinder agreement in a form acceptable to the Company and the Agent; and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Note.
(B)
In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company (if other than the Company) of the due and punctual payment of the principal of and accrued and unpaid interest, if any, on this Note, the due and punctual delivery and/or payment, as the case may be, of any consideration due upon conversion of this Note and the due and punctual performance of all of the covenants and conditions of this Note to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company shall be discharged from its obligations under this Note (except in the case of a lease of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole). In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Section 10(g) the Person named as the “Company” in this Note (or any successor that shall thereafter have become such in the manner prescribed in this Section 10(g)) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of this Note and from its obligations under this Note.
(h)
Maintenance of Corporate Existence. Subject to Section 10(g) and Section 3 of the Notation of Guarantee, while the Note is outstanding, the Company and the Guarantor, shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents (as the same may be amended from time to time).
(i)
Insurance. While this Note is outstanding, the Company and its Subsidiaries maintain with financially sound and reputable insurance companies (as determined by the Company in good faith) insurance in such amounts and against such risks as are customarily maintained by companies in the same or similar businesses operating in the same or similar locations.
(j)
January 2025 Prepayment. The Company shall deposit with the Paying Agent for distribution to the Holders on a pro rata basis, on or before January 21, 2025 (or such later date as the Holder Majority may reasonably agree), the January 2025 Prepayment. The outstanding aggregate principal amount of the Notes shall be automatically reduced by the January 2025 Principal Prepayment Amount upon deposit of the required funds with the Paying Agent.
(k)
Financial Covenants.
(A)
For each fiscal month ended after January 1, 2025, the Annual Recurring Revenue of the Company and its Subsidiaries, on a consolidated basis, shall be at least thirty million dollars ($30,000,000).

Exhibit 10.2

(B)
For the fiscal quarter ended March 31, 2025 and each fiscal quarter thereafter, the TTM Adjusted EBITDA of the Company and its Subsidiaries, on a consolidated basis, shall be greater than negative five hundred thousand dollars (-$500,000).
(C)
At all times after the First Amendment Effective Date (as defined in the First Amendment), the Company and its Subsidiaries, on a consolidated basis, shall have a minimum Liquidity of at least four million five hundred thousand dollars ($4,500,000).
(D)
Concurrently with the delivery of the quarterly financial statements required by Section 10(a), the Company shall deliver to the Holders (with a copy to the Agent) an Officer’s Certificate certifying the calculation of the amount of the TTM Adjusted EBITDA for the most recently completed quarter.
(E)
Within ten (10) Business Days of the end of each fiscal month, the Company shall deliver to the Holders (with a copy to the Agent) an Officer’s Certificate certifying the calculation of the Annual Recurring Revenue of the Company and its Subsidiaries, on a consolidated basis, for the most recently completed fiscal month.
(F)
Within three (3) Business Days of the end of each fiscal month, the Company shall deliver to the Holders (with a copy to the Agent) an Officer’s Certificate certifying the calculation of the Liquidity of the Company and its Subsidiaries, on a consolidated basis, as of the last day of the most recently completed fiscal month. The Company shall deliver notice of any violation of Section 10(k)(C) to the Holders (with a copy to the Agent) within three (3) Business Days of such violation.
(l)
Additional Guarantors. If, following the First Amendment Effective Date, the Company forms or acquires a domestic, wholly-owned Subsidiary or a Material Foreign Subsidiary (as defined below), or if any then-existing Subsidiaries becomes a Material Foreign Subsidiary, the Company shall, as promptly as practicable, and in any event within thirty (30) days (or, if the case of a Material Foreign Subsidiary, forty-five (45) days, or in any event any longer period of time as agreed to by the Agent or Collateral Agent at the direction of the Holders Majority) of the applicable triggering event to cause such domestic, wholly-owned Subsidiary or such Material Foreign Subsidiary to execute the Notation of Guarantee. Each Subsidiary that executes the Notation of Guarantee shall also become a party to the security agreement and any other applicable Collateral Documents and shall as promptly execute and deliver and file, if applicable, such security instruments, financing statements and certificates as may be necessary to grant the Collateral Agent a perfected security interest (subject to Permitted Liens) in its properties and assets that constitute Collateral as required under the Collateral Documents. Notwithstanding the foregoing provisions of this Section 10(l), a Material Foreign Subsidiary will not be required to execute the Notation of Guarantee or execute any security agreement or other applicable Collateral Document if such action (x) could reasonably be expected to cause any material adverse tax consequence to the Company or such Material Foreign Subsidiary’s United States parent entity or (y) would, in the good faith determination of

Exhibit 10.2

the Company (in consultation with the Holder Majority), result in undue burden and expense to the Company that is disproportionate to the benefits to the Holders. “Material Foreign Subsidiary” means any Foreign Subsidiary (as defined below) that, when taken together with all other Foreign Subsidiaries, (i) the aggregate consolidated total assets of such Foreign Subsidiary(ies) would equal 10% or more of the consolidated total assets of the Company and its Subsidiaries, on a consolidated basis, or (ii) the aggregate revenues of such Foreign Subsidiary(ies) would account for 10% or more of the consolidated revenues of the Company and its Subsidiaries, on a consolidated basis, in the case of clauses (i) and (ii) above, determined as of the end of, or for the most recent period of, four consecutive fiscal quarters of the Company and its Subsidiaries for which financial statements shall have been delivered pursuant to Section 10(a). “Foreign Subsidiary” means any Subsidiary that is not incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia (and any Subsidiary thereof).

11.
Events of Default.
(a)
Upon the occurrence and during the continuance of any Event of Default, the Agent, with the written consent of the Requisite Holders, or the Requisite Holders may exercise any right, power or remedy granted to the Holders pursuant to the Notes or otherwise permitted by law (either by suit in equity or by action at law, or both), including, for clarity, the right of acceleration as set forth in Section 12 hereof. The Agent shall refrain from any act or the taking of any action in connection with the Notes until the Agent shall have received written instructions in respect thereof from the Requisite Holders, and, upon receipt of such instructions from such Requisite Holders, the Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may be in violation of the automatic stay under any bankruptcy law.
(b)
“Event of Default” means the occurrence of any one or more of the following:
(A)
default in any payment of interest pursuant to the Notes when due and payable, and the default continues for a period of thirty (30) calendar days;
(B)
default in the payment of the entire outstanding principal amount of the Notes when due and payable (whether on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise);
(C)
the Company or the Guarantor defaults in its performance of Sections 10(j) or 10(k) of this Note;
(D)
other than as set forth in clauses (A) through (C) above, the Company or the Guarantor defaults in its performance of its other covenants contained in this Note or any other Note Document, which default, has not been cured within thirty (30) calendar days after the Company’s receipt of written notice from the Requisite Holders specifying such default, provided that notwithstanding the foregoing, a default in the performance of the covenant contained in Section 10(a) hereof shall only be an Event of Default if such default has not been cured within sixty (60) calendar days after the Company’s receipt of written notice from the Requisite Holders specifying such default;
(E)
the Company or the Guarantor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any

Exhibit 10.2

assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(F)
an involuntary petition is filed against the Company or the Guarantor (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect or a custodian, receiver, trustee, assignee for the benefit of creditors or other similar official is appointed with respect to the Company or the Guarantor or to take possession, custody or control of any property of the Company or the Guarantor;
(G)
the Company’s or the Guarantor’s Board of Directors adopts a resolution for the complete liquidation, dissolution or winding up of the Company or the Guarantor;
(H)
(i) the failure by the Company or any Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Company or any of its Subsidiaries) within any applicable grace period after final maturity or (ii) a default by the Company or any Subsidiary of Indebtedness that results in the acceleration of such Indebtedness by the holders thereof because of such default, in the case of each of clauses (i) and (ii), if the total amount of such Indebtedness that is unpaid or accelerated, as applicable, exceeds $5 million;
(I)
the Company fails to comply with its obligations to convert the Notes in accordance with the terms of this Note upon exercise of a Holder’s Optional Conversion, and such default continues for five (5) Business Days;
(J)
the Company fails to cause the Guarantor to execute and deliver the Joinder Agreement and the Notation of Guarantee as of the Joinder Time pursuant to the Purchase Agreement; or
(K)
at any time after January 31, 2025, the Liens created by the Collateral Documents shall at any time not constitute a valid and perfected first-priority Lien (subject to Permitted Liens) on any material portion of the Collateral (unless perfection is not required by this Note and the Collateral Documents) other than (A) in accordance with the terms of the relevant Collateral Document and this Note, (B) the satisfaction in full of all obligations under this Note or (C) any loss of perfection that results from the failure of the Collateral Agent (or its bailee pursuant to the terms of any applicable agreement to which the Collateral Agent is a party) to maintain possession of certificates delivered to it representing securities pledged under the Collateral Documents.
(c)
So long as any Notes are outstanding, the Company shall deliver to the Agent, the Collateral Agent and the Holders within five (5) Business Days of any Officer becoming aware of a default of the Company’s or the Guarantor’s obligations under the Notes specifying such default. In the event the Company fails to provide such notice within such five Business Day period, the cure periods contained in Section 11(b)(D) shall begin on the fifth Business Day following an Officer becoming aware of such default as if the Company received written notice from the Requisite Holders of such default on such fifth Business Day.
12.
Acceleration.
(a)
If an Event of Default (other than an Event of Default specified in Section 11(b)(E), 11(b)(F), or 11(b)(G)) occurs and is continuing, upon receipt by the Agent or the Company, as applicable,

Exhibit 10.2

of written notice from the Requisite Holders, the Agent, on behalf of the Requisite Holders, or the Requisite Holders may declare the principal of and accrued but unpaid interest on the Notes to be due and payable. Upon such a declaration, such principal and accrued but unpaid interest shall be due and payable immediately. If an Event of Default specified in Section 11(b)(E), 11(b)(F), or 11(b)(G) with respect to the Company or the Guarantor occurs, the principal of and interest on the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holders.
(b)
The Holder Majority, on behalf of the Holders of the Notes, by written notice to the Company may rescind or cancel any declaration of an existing or past Default or Event of Default and its consequences if such waiver, rescission or cancellation would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.
(c)
In the event of any Event of Default arising from Section 11(b)(H), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any further action by the Holders, if prior to 20 days after such Event of Default arose, the Company delivers notice in writing to the Holders stating that (i) the Indebtedness that is the basis for such Event of Default has been discharged or (ii) that the holders thereof have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to such Event of Default or (iii) the default that is the basis for such Event of Default has been cured and if such Indebtedness was accelerated, such acceleration was rescinded or waived.
13.
Miscellaneous.
(a)
Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Note have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
(b)
Construction. Unless the context of this Note otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article,” “Section,” “Schedule,” “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified; (v) the word “including” means “including without limitation”; and (vi) the word “or” shall be disjunctive but not exclusive.
(c)
Successors and Assigns; Third Party Beneficiaries. Except as provided in Section 10(g), the Company may not assign, by operation of law or otherwise, in whole or in part, any of its rights, interests or obligations under this Note without the prior written consent of all of the Holders.
(d)
Transfers. Each Holder acknowledges and agrees that this Note was issued in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of this Note has not been registered under the Securities Act or any other applicable securities laws. Each Holder acknowledges and agrees that this Note may not be offered, resold, transferred, pledged or otherwise disposed of by such Holder absent an effective registration statement under the Securities Act except in compliance with any exemption therefrom. Each Holder acknowledges and agrees that the Notes are subject to transfer restrictions and, as a result of these transfer restrictions, such Holder may not be able

Exhibit 10.2

to readily offer, resell, transfer, pledge or otherwise dispose of the Notes and may be required to bear the financial risk of an investment in the Notes for an indefinite period of time. Each Holder acknowledges and agrees that it, he or she has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of the Notes.

(e)
Governing Law; Jurisdiction. This Note shall be governed by and construed under the laws of the State of New York applicable to agreements made and to be performed in such state. The Company and the Guarantor agree that any suit, action or proceeding against the Company brought by any Holder, the Agent (in any of its capacities hereunder) or the Conversion Agent arising out of or based upon this Note or the Notation of Guarantee may be instituted in the courts of the State of New York sitting in New York County (Borough of Manhattan) (or any appellate court thereof) or of the United States for the Southern District of such State (or any appellate court thereof), and the Company and the Guarantor irrevocably submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company and the Guarantor irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Note, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company and the Guarantor agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Guarantor and may be enforced in any court to the jurisdiction of which the Company and the Guarantor is subject by a suit upon such judgment. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Note or any transaction contemplated hereby.
(f)
Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.
(g)
Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not, then on the next business day, (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent (1) to the Company at Jackson St., Suite 531, Seattle, WA 98104, legal@leafly.com, yoko.miyashita@leafly.com and kimberly.boler@leafly.com, with a copy to Weil, Gotshal & Manges LLP, 201 Redwood Shores Parkway, Redwood Shores, California 94065 or kyle.krpata@weil.com, (2) to the Agent or the Collateral Agent at the Agent’s Office, with a copy to Chapman and Cutler LLP, 1270 Avenue of the Americas, New York, NY 10020, bpisella@chapman.com and pryan@chapman.com and (3) to the Holders (x) in accordance with the Applicable Procedures, (y) to CrossingBridge Advisors, LLC, 427 Bedford Road Suite 220, Pleasantville, NY 10570 or dsherman@crossingbridge.com, with a copy to Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, NY 10020, dposner@lowenstein.com and gfinizio@lowenstein.com, or (z) at such other address(es) as the Company or a Holder may designate by ten (10) days’ advance written notice to the other parties hereto.

Exhibit 10.2

(h)
Modification; Waivers.
(A)
No amendment, modification or waiver of any provision of this Note, the Notation of Guarantee or the Collateral Documents or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Holder Majority, except that, without the consent of any Holder, the Agent and the Company may, when authorized by the resolutions of the Board of Directors of the Company, amend, modify or waive any provision of this Note, the Notation of Guarantee or the Collateral Documents or consent to departure therefrom:
(i)
to cure any ambiguity, mistake, omission, defect or inconsistency;
(ii)
to provide for the assumption by a successor to the obligations of the Company under this Note and the Collateral Documents as permitted by the terms of this Note and the other Note Documents;
(iii)
to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;
(iv)
[reserved];
(v)
provide for the appointment of an agent to facilitate the payment of the outstanding principal amount, interest, if any, Default Interest, if any, Conversion Shares, and Redemption Price, if and when due and payable or issuable, as applicable, and/or any other administrative functions, if and when deemed desirable by the Company, with such agent to be selected and engaged in the Company’s sole discretion;
(vi)
comply with the rules of any applicable securities depositary;
(vii)
increase the Conversion Rate as provided in this Note;
(viii)
(A) to secure the Notes or the Notation of Guarantee or to add additional assets as Collateral; (B) to release Collateral from the Lien pursuant to this Note or the Collateral Documents when permitted or required by this Note or the Collateral Documents; and (C) to provide for the addition of any creditors to the Collateral Documents to the extent a lien for the benefit of such creditor is permitted by the terms of this Note; or
(ix)
to make any amendment to the provisions of the Note relating to the transfer or legending of the Notes; provided, however, that (i) compliance with such amendment would not result in Notes being transferred in violation of the Securities Act, or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.
(B)
with the prior consent (evidenced in a manner satisfactory to the Company) of the Holder Majority, and the Agent and/or Collateral Agent, as applicable (with respect to any amendment that affects the Agent’s and/or Collateral Agent’s, as applicable, rights, duties, obligations or immunities), the Company, when authorized by the resolutions of the Board of Directors, at the Company’s sole expense, may from time to time and at any time enter into an amendment, modification or waiver to this Note, the Notation of Guarantee or the Collateral Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Note, the Notation of Guarantee or the Collateral Documents, or of modifying in any manner the rights of the Holders; provided, however, that, without the prior

Exhibit 10.2

consent of each Holder of an outstanding Note affected, no such amendment, modification or waiver shall:

(i)
reduce the principal amount of Notes whose Holders must consent to an amendment;

(ii)
reduce the rate of or extend the stated time for payment of interest,

including any Default Interest, on any Note;

(iii)
reduce the principal amount of any Notes or extend the Maturity Date of any Note;

(iv)
make any change that adversely affects the conversion rights of any Notes other than as expressly permitted or required by this Note;

(v)
make any Note payable in a currency, in a form, or at a place of payment, other than that stated in the Note;
(vi)
change the ranking or priority of the Notes or, to the extent the Notes are not in book-entry form, the requirement to repurchase or redeem the Notes in accordance with the provisions this Note on a non pro-rata basis (provided that this provision shall not prevent the Company from effecting open market purchases on a non-pro rata basis);
(vii)
make any change to this Section 13(h) that requires each Holder’s consent or any change to Section 13(c);
(viii)
permit the release of all or substantially all of the Liens on the Collateral (or value thereof) securing this Note (except upon full payment of this Note or as set forth in the Collateral Documents or otherwise in this Note); and
(ix)
except as provided in the Notation of Guarantee (as in effect on the Issuance Date or as it may be amended in accordance with the terms of the Notes), release a Guarantor from the Notation of Guarantee.
(C)
Holders do not need to approve the particular form of any proposed amendment. It shall be sufficient if such Holders approve the substance thereof. After any amendment becomes effective, the Company shall deliver to the Holders a notice summarizing such amendment. However, the failure to give such notice to the Holders, or any defect in the notice, will not impair or affect the validity of the amendment. Upon the execution of any amendment pursuant to the provisions of this Section 13(h), this Note and the Notation of Guarantee shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Note and the Notation of Guarantee of the Company, the Guarantor and the Holders shall thereafter be determined, exercised and enforced hereunder and thereunder subject in all respects to such modifications and amendments and all the terms and conditions of any amendment shall be and be deemed to be part of the terms and conditions of these Notes and the Notation of Guarantee for any and all purposes.
(i)
Pari Passu Payments. In the event that the Notes are not in book entry form, the payment of all or any portion of the Outstanding Amount under certificated Notes shall be pari passu in right of payment and in all other respects to the other Notes held in book entry form. If any Holder of a certificated

Exhibit 10.2

Note receives payments in excess of its pro rata share of the Company’s payments to all Holders of Notes, then such Holder shall hold in trust all such excess payments for the benefit of the Holders and shall pay such amounts held in trust to such other Holders upon demand by such Holders. For the avoidance of doubt, the provisions of this Section 13(i) shall not limit the Company’s ability to effect an open market purchase of any Notes with one or more Holders on a non-pro rata basis.

(j)
Payments on Non-Business Days. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and no interest shall accrue for the intervening period in respect of such Interest Payment Date.
(k)
Treatment of Note. To the extent permitted by GAAP and applicable federal income tax law, the Company and the Holder will treat, account and report this Note as debt and not equity for accounting and tax purposes and with respect to any returns filed with federal, state or local tax authorities.
(l)
No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or anyrights whatsoever as a shareholder of the Company.
(m)
Force Majeure. In no event shall the Agent (in any capacity hereunder) be responsible or liable for any failure or delay in the performance of its obligations under this Global Note arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, epidemics and pandemics, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, unavailability of the Federal Reserve Bank wire or telex system or other wire or other funds transfer systems, or unavailability of any securities clearing system; it being understood that the Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(n)
Patriot Act. The Company, the Guarantor and the Holders acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person or other legal entity that establishes a relationship or opens an account with the Agent. The Company, the Guarantor and the Holders, as applicable and from time to time, agree that they will provide the Agent with such information as it may request in order for the Agent to satisfy the requirements of the U.S.A. Patriot Act.
(o)
Concerning the Holders. Each Holder accepting the benefits of this Note acknowledges that it has, independently of the Agent, the Collateral Agent and each other Holder, and based on such Holder’s review of the financial information of the Company and the Guarantor and the terms and provisions of this Note (including Annex A hereto, the terms and provisions of which being satisfactory to such Holder), the Collateral and such other documents, information, and investigations as such Holder has deemed appropriate, made its own credit decision to purchase the Notes. Each Holder also acknowledges that it will, independently of the Agent, the Collateral Agent and each other Holder, and based on such other documents, information, and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Note, including any of those relating to the Collateral. Each of the Agent and the Collateral Agent has no duty or responsibility, either initially or on a continuing basis, to keep itself informed as to the performance or observance by the Company or the Guarantor of this Note or any other

Exhibit 10.2

document referred to or provided for herein or to inspect the Collateral or the properties of books of the Company or the Guarantor or to make any such investigation or any such appraisal on behalf of the Holders or to provide any Holder with any credit or other information with respect thereto, whether coming into its possession before the issuance of the Notes by the Company or at any time or times thereafter, and neither the Agent nor the Collateral Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Holders on behalf of the Company, if applicable.

(p)
Tax Matters. All payments under this Note shall be subject to any deduction or withholding as required by applicable law. Each Holder of a Note, if reasonably requested by the Company or the Agent (in any capacity hereunder), shall deliver documentation (including appropriate current forms W-9 or W-8) prescribed by applicable law or reasonably requested by the Company or the Agent as will enable the Company or the Agent, as applicable, to determine whether or not and to what extent such Holder is subject to withholding or backup withholding and the Company and the Agent shall be entitled to rely conclusively and without further inquiry on such documentation. Notwithstanding anything to the contrary herein, the Agent (in any capacity hereunder) shall have no duty to prepare or file any Federal or state tax report or return with respect to any funds held or paid pursuant to this Note or any income earned thereon, except for the delivery and filing of tax information reporting forms required to be delivered and filed with the Internal Revenue Service.
14.
COLLATERAL & SECURITY
(a)
Collateral Documents. The due and punctual payment of the principal of, and interest on, this Note when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, and interest on, this Note and performance of all other obligations of the Company and the Guarantors to the Holders, the Collateral Agent or the Agent under the Note Documents, according to the terms hereunder or thereunder, shall be secured as provided for in the Collateral Documents.
(b)
Release of Collateral. Any Lien on any Collateral or security interest securing this Note and the Notation of Guarantee created by the Collateral Documents shall be automatically and unconditionally released with no further action to be taken by any party, under one or more of the following circumstances (and upon such release, subject to the terms of the Collateral Documents, all rights in the released Collateral shall revert to the Company and the Guarantors, as applicable):
(A)
in whole upon: (i) payment in full of the principal of, together with accrued and unpaid interest on and any unpaid fees and expenses related to, this Note; or (ii) satisfaction and discharge of this Note as set forth in Section 2;
(B)
in whole or in part, with the consent of Holders in accordance with Section 13(h) of this Note;
(C)
in part, upon delivery to the Collateral Agent of an Officer’s Certificate certifying to the below upon which the Collateral Agent may conclusively rely without any liability, as to any asset:
(i)
constituting Collateral that is sold, leased, conveyed or otherwise disposed of by the Company or a Guarantor to any Person that is not the Company or a Guarantor in a transaction not prohibited by this Note or the Collateral Documents,
(ii)
that is held by a Guarantor or a Subsidiary that ceases to be a

Exhibit 10.2

Guarantor or a Subsidiary as a result of a transaction not prohibited by this Note,

(iii)
that becomes an excluded asset pursuant to a transaction or under circumstances permitted by this Note and the Collateral Documents, or
(iv)
that is otherwise released in accordance with, and as expressly provided for by the terms of, the Collateral Documents.
(c)
Authorization of Receipt of Funds by the Agent Under the Collateral Documents. Subject to the provisions of the Collateral Documents, the Collateral Agent is authorized to receive any funds for the benefit of itself, the Agent and the Holders distributed under the Collateral Documents, and to make further distributions of such funds according to the provisions of this Note, including Section 5.2 of Annex A hereto.
15.
Motion for Summary Judgment in Lieu of Complaint.
(a)
In accordance with Section 13(e), after the occurrence and during the continuation of an Event of Default due to a violation of Section 10(j) or Section 10(k) , the Company and the Guarantor hereby authorize, and consent to, a proceeding under Section 3213 of the Civil Practice Law and Rules of the State of New York (“CPLR 3213”) brought by the Holders, the Agent or the Collateral Agent, as applicable, against the Company or the Guarantor under this Note. Furthermore, the Company and the Guarantor agree not to challenge any CPLR 3213 action brought by the Holders, the Agent or the Collateral Agent, as applicable, on the basis of whether this Note is “an instrument for the payment of money” subject to the CPLR 3213 and hereby agree and acknowledge that this Note is “an instrument for the payment of money” under CPLR 3213. The Company and the Guarantor further agree that the right to payment can be ascertained solely from the face of the Note.
(b)
The Holders’, the Agent’s and the Collateral Agent’s, as applicable, right to collect costs and expenses (including reasonable and documented attorney’s fees and expenses) actually incurred by such party after the date when and if a judgment is entered pursuant to this Section 15 or otherwise and during the course of enforcing any of the Holders’, the Agent’s and the Collateral Agent’s, as applicable, rights or remedies hereunder or under the Note Documents, collecting any amounts owed thereunder, defending itself from any claims arising in connection therewith, or protecting the collateral or any interests of the Holders and the Collateral Agent therein (collectively, the “post-judgment costs”), shall not be deemed to merge into any judgment awarded by the court pursuant to this Section 15 or otherwise, and shall survive the entry of any such judgment. The Company and the Guarantor, each agree, that it is liable to the Holders, the Agent and the Collateral Agent, as applicable, for all such post-judgment costs. It is also the intention of the parties hereto that the Holders, the Agent and the Collateral Agent, as applicable, shall have the right to bring and maintain one or more post-judgment actions for reimbursement of any and all post-judgment costs or to confess judgment against the Company and the Guarantor again hereunder or under the Note Documents for any such post-judgment costs that are not part of a previous judgment entered pursuant to this Section 15 or otherwise.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Exhibit 10.2

In witness whereof, each of the Company, the Agent and the Collateral Agent has executed this Amended and Restated 8.00% Convertible Senior Note due 2025.

Company:

Leafly Holdings, Inc.

By: /s/ Yoko Miyashita

Name: Yoko Miyashita

Title: Chief Executive Officer

Dated: January 15, 2025

Agent:

Ankura Trust Company, LLC, as Agent and Collateral Agent By: /s/ Krista Gulalo

Name: Krista Gulalo Title: Managing Director

Dated: January 15, 2025

Exhibit 10.2

In witness whereof, the undersigned has executed this Amended and Restated 8.00% Convertible Senior Note due 2025.

CONTINENTAL STOCK TRANSFER &

TRUST, as Authenticating Agent

By: /s/ Steven Vacante

Name: Steven Vacante Title: Vice President

Dated: January 15, 2025

Exhibit 10.2

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. no.)

and irrevocably appoint Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:

Your Signature:

Signature Guarantee: (Signature must be guaranteed)

(Sign exactly as your name appears on the face of this Note)

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

The undersigned hereby certifies that it ☐ is / ☐ is not an Affiliate of the Company and that, to its knowledge the proposed transferee ☐ is / ☐ is not an Affiliate of the Company.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of the original issuance of such Notes and the last date, if any on which such notes were owned by the Company or any Affiliate of the Company, the undersigned hereby confirms that such Notes are being:

CHECK ONE BOX BELOW:

(1)
☐ acquired for the undersigned’s own account, without transfer; or
(2)
☐ transferred to the Company; or
(3)
☐ transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as emended (the “Securities Act”); or
(4)
☐ transferred pursuant to an effective registration statement under the Securities Act; or
(5)
☐ transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933 as amended.

Exhibit 10.2

Unless one of the boxes is checked, the Depositary or Agent will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof, provided however, that if box (3) or (5) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature:

Signature:

Signature Guarantee: (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

Exhibit 10.2

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note have been made:

Date of the Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Agent or DTC
December 19, 2023	$300,000		$29,700,000
May 7, 2024	$275,000		$29,425,000

Exhibit 10.2

Schedule 1

Option of Holder to Elect Purchase

If you want to elect to have the Notes purchased by the Company pursuant to Section 10(e) of the Note, check the box below:

☐ Section 10(e)

If you want to elect to have only part of the Notes purchased by the Company pursuant to Section 10(e) of the Note, state the amount you elect to have purchased: $

Date: Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

Exhibit 10.2

Schedule 2

Notation of Guarantee

[See attached]

Exhibit 10.2

Annex A

1.
Issue, Description, Execution, Registration and Exchange of Notes
1.1
Form of Notes. This Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Note as may be required by the Company, the Agent or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

This Global Note shall represent such principal amount of the outstanding Notes as shall be specified herein and shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon. The aggregate principal amount of outstanding Notes represented hereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Company, the Agent, as applicable, or the Agent, at the direction of the Company by Company Order, in such manner and upon instructions given by the Holder of such Notes in accordance with this Note. Payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a Regular Record Date or other means of determining Holders eligible to receive payment is provided for herein.

1.2
Date and Denomination of Notes; Payments of Interest and Defaulted

Amounts.

(a)
The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples in excess thereof. This Global Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Global Note, subject to periods where interest stops accruing pursuant to Sections 4(d), 5(a), 6(a) and 9(a) of this Global Note.

(b)
The Person in whose name this Global Note is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date except as provided for in the Note. The principal amount of the Global Note shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay, or cause a Paying Agent to pay, interest by wire transfer of immediately available funds to the account of the Depositary or its nominee.
1.3
Execution and Delivery of Notes.
(a)
This Global Note shall be signed in the name and on behalf of the Company by the manual, facsimile or other electronic signature of one of its Officers.
(b)
In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been delivered, such Notes nevertheless may be delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the

Exhibit 10.2

actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Note any such person was not such an Officer.

•
On the Issuance Date, the Agent shall, upon receipt of a Company Order, authenticate and deliver the Global Note. The Agent may appoint an authenticating agent acceptable to the Company to authenticate the Notes. An authenticating agent may authenticate Notes whenever the Agent may do so. Each reference in this Annex A to authentication by the Agent includes authentication by such authenticating agent. An authenticating agent has the same rights and protections as the Agent to deal with Holders, the Company or an Affiliate of the Company. As of the Issuance Date, the Agent has appointed Continental Stock Transfer & Trust as authenticating agent.
1.4
Exchange and Registration of Transfer of Notes; Restrictions on Transfer;

Depositary.

(a)
So long as the Notes are eligible for book-entry settlement with the

Depositary, this Global Note shall bear the legends included on this Global Note. The transfer and exchange of beneficial interests in this Global Note shall be effected through the Depositary in accordance with this Note (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(b)
Every Note that bears or is required under this Section 1.4(b) of this Annex A to bear the Restrictive Legend (together with any Conversion Shares issued upon conversion of the Notes that is required to bear the legend set forth in Section 1.4(c) of this Annex A, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 1.4(b) of this Annex A (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 1.4(b) and 1.4(c) of this Annex A, the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

This Global Note is required to bear a legend in substantially the following form (the “Restrictive Legend”) (or any similar legend, not inconsistent with this Note, required by the Depositary for such Global Note):

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF, IF ANY, MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED OR PLEDGED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(iv)
REPRESENTS THAT EITHER IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(v)
AGREES FOR THE BENEFIT OF LEAFLY HOLDINGS, INC. (FORMERLY KNOWN AS MERIDA MERGER CORP. I, THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE

Exhibit 10.2

HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

•
TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
•
PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR
•
TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, OR
•
PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon compliance with the procedures of the Depositary, be issued without a Restrictive Legend and restricted CUSIP number, it being understood that the Depositary of any Global Note may require a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary. Without limiting the generality of any other provision of this Note, the Agent will be entitled to receive an instruction letter from the Company before taking any action with respect to effecting any such mandatory exchange or other process. The Company and the Agent reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that any proposed transfer of any Note is being made in compliance with the Securities Act and applicable state securities laws.

The Company shall be entitled to instruct the Agent in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the first sentence of the immediately preceding paragraph have been satisfied, and, upon such instruction, the Agent shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restrictive Legend specified in this Section 1.4(b) of this Annex A and shall not be assigned (or deemed assigned) a restricted CUSIP number.

Notwithstanding any other provisions of this Global Note (other than the provisions set forth in this Section 1.4(b) of this Annex A, a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to

Exhibit 10.2

each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Agent or its authenticating agent as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of this Note requests that its beneficial interest herein be issued as a certificated Note, the Company shall execute, and the Agent, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of a certificated Note, shall authenticate and deliver (x) in the case of clause (iii), a certificated Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), a certificated Note to each beneficial owner of this Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Note in exchange for such Global Note, and upon delivery of this Global Note to the Agent such Global Notes shall be canceled.

Certificated Notes issued in exchange for all or a part of this Global Note pursuant to this Section 1.4(b) of this Annex A shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Agent. Upon execution and authentication, the Agent shall deliver such certificated Notes to the Persons in whose names such certificated Notes are so registered.

At such time as all interests in this Global Note have been converted, canceled, repurchased or transferred, this Global Note shall be, upon receipt thereof, canceled by the Agent in accordance with standing procedures and existing instructions between the Depositary and the Agent.

Neither the Company nor any other Agent of the Company shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Neither the Company nor the Agent shall have any responsibility or liability for any act or omission of the Depositary. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to, or upon the order of, the registered Holder(s) (which shall be the Depositary or its nominee in the case of a Global Note).

The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

•
Any stock certificate representing Common Stock issued upon conversion of the Notes or portion thereof shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has been transferred pursuant

Exhibit 10.2

to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Stock Transfer Agent or any other transfer Agent for the Common Stock):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer Agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 1.4(b) of this Annex A.

•
Any Note or Common Stock issued upon conversion or exchange of the Notes or a portion thereof that is repurchased or owned by the Company or any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by the Company or such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144).
•
The Agent shall not have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under any Note or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Note, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Agent shall not have any responsibility for any actions taken or not taken by DTC.
•
Each Holder agrees to indemnify the Company and the Agent against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of a provision of this Global Note and/or applicable United States federal or state securities laws.
1.5
Cancellation of Certificated Notes Paid, Converted, Etc. The Company shall cause any Notes in certificated form surrendered for the purpose of payment at maturity, repurchase upon a Fundamental Change or Asset Sale Offer, redemption or conversion, if surrendered to any Person that the Company controls other than the Agent, to be surrendered to the Agent for cancellation of that portion of

Exhibit 10.2

the principal of such Note being repaid, repurchased, redeemed or converted and such portion of the principal of the Note they will no longer be considered outstanding upon their payment at maturity, repurchase, redemption or conversion. All principal portions of certificated Notes delivered to the Agent or Company for cancellation shall be canceled promptly by the Agent. Except as expressly permitted by any of the provisions of this Note, no certificated Notes shall be authenticated in exchange for any Notes surrendered to the Agent or Company for cancellation. The Company or Agent shall dispose of canceled certificated Notes in accordance with its customary procedures. After such cancellation, the Agent, if applicable, shall deliver a certificate of such cancellation to the Company, at the Company’s written request in a Company Order. If less than all of the principal amount of the certificated Note is surrendered for cancellation, a replacement certificated Note equal to the remaining outstanding principal amount shall be authenticated and delivered to the applicable Holder. If any Notes in certificated form are transferred or exchanged in accordance with this Section 1 of this Annex A, a replacement certificated Note equal to the remaining outstanding principal amount shall, at the Company’s written request in a Company Order, be authenticated and delivered to the applicable Holder.

1.6
CUSIP Numbers. The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Agent shall use CUSIP numbers in all notices issued to Holders as a convenience to such Holders; provided that the Agent shall have no liability for any defect in the CUSIP numbers as they appear on any Note, notice or elsewhere and that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Agent in writing of any change in the CUSIP numbers.
2.
Satisfaction and Discharge

The Notes shall, upon request of the Company contained in an Officer’s Certificate as to which the Agent may conclusively rely on, cease to be of further effect, and the Agent, at the expense of the Company, shall execute proper instruments reasonably requested by the Company acknowledging satisfaction and discharge of the Notes, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 1 of this Annex A) have been delivered to the Agent for cancellation; or (ii) after the Notes have

(x) become due and payable, whether on the Maturity Date, on any Fundamental Change Repurchase Date or otherwise and/or (y) been converted (and the related consideration due upon conversion has been determined), the Company has deposited with the Agent cash and/or has delivered to Holders shares of Common Stock, as applicable, (in the case of Common Stock, solely to satisfy the accrued and unpaid interest, if any) sufficient, without consideration of reinvestment, to pay all of the outstanding Notes and all other sums due and payable under the Notes by the Company; and (b) the Company has delivered to the Agent an Officer’s Certificate, as to which the Agent may conclusively rely on, stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Notes have been complied with.

3.
Maintenance of Office or Agency; Provisions as to Paying Agent.
3.1
The Company will maintain in the contiguous United States an office or agency (which may be an office of the Agent or an affiliate of the Agent) where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes may be made. The Company will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the address thereof, such presentations, surrenders, notices and demands may be made at the Agent’s Office. The Company may also from time to

Exhibit 10.2

time designate as co-Paying Agent or co-Conversion Agent one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States for such purposes. The Company will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

3.2
The Company hereby initially designates the Agent as the Paying Agent, Conversion Agent and the Agent’s Office as a place where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (if applicable) or for conversion and where notices and demands to or upon the Company in respect of the Notes may be made; provided that no office of the Agent shall be a place for service of legal process on the Company.
3.3
(a) If the Company shall appoint a Paying Agent other than the Agent, the Company will cause such Paying Agent to execute and deliver an instrument in which such agent shall agree, subject to the provisions of this Section 3.3 of this Annex A:
(iii)
that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders; and
(iv)
that it will give the Agent prompt written notice of any failure by the Company to make any payment of the principal (including the January 2025 Prepayment or the Fundamental Change Repurchase Price), and accrued and unpaid interest on, the Notes when the same shall be due and payable.

The Company shall, on or before each due date of the principal (including the January 2025 Prepayment or the Fundamental Change Repurchase Price) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the January 2025 Prepayment or the Fundamental Change Repurchase Price) or such accrued and unpaid interest; provided that if such deposit is made on the due date, such deposit must be made in immediately available funds and received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(iv)
If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the January 2025 Prepayment or the Fundamental Change Repurchase Price) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the January 2025 Prepayment or the Fundamental Change Repurchase Price) and accrued and unpaid interest, if any, so becoming due.
(v)
Anything in this Section 3.3 of this Annex A to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Note, or for any other reason, pay, cause to be paid or deliver to the Paying Agent hereunder as required by this Section 3.3 of this Annex A, such sums or amounts to be held by the Paying Agent and upon such payment or delivery by the Company to the Paying Agent, the Company shall be released from all further liability but only with respect to such sums or amounts.
(vi)
Subject to applicable law, any money deposited with the Paying Agent or any Conversion Agent, or any money and shares of Common Stock then held by the Company, in trust for the payment of the principal (including the January 2025 Prepayment or the Fundamental Change Repurchase Price) of, accrued and unpaid interest on and the consideration due upon conversion of the

Exhibit 10.2

Notes and remaining unclaimed for two years after such principal (including the January 2025 Prepayment or the Fundamental Change Repurchase Price), interest or consideration due upon conversion has become due and payable shall be paid to the Company on written request of an Officer of the Company, or (if then held by the Company) shall be discharged from such account and the Agent shall have no further liability with respect to such funds; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Agent with respect to such trust money, and all liability of the Company as trustee with respect to such trust money and shares of Common Stock, shall thereupon cease.

4.
Concerning the Agent.
4.1
Duties and Responsibilities of Agent. The Agent undertakes to perform such duties and only such duties as are specifically set forth in this Note, and:
16.
the Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Note and no implied covenants or obligations shall be read into this Note against the Agent; and
17.
the Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Agent and conforming to the requirements of this Note; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Note (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
(3)
the Agent shall not be liable for any error of judgment made in good faith by a Officers of the Agent, unless it shall be proved that the Agent was grossly negligent in ascertaining the pertinent facts;
(4)
the Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding, relating to the time, method and place of conducting any proceeding for any remedy available to the Agent, or exercising any trust or power conferred upon the Agent, under this Note;
(5)
whether or not therein provided, every provision of this Note relating to the conduct or affecting the liability of, or affording protection to, the Agent shall be subject to the provisions of this Section 4.1 of this Annex A;
(6)
the Agent shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company;
(7)
if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Note, requires notice to be sent to the Agent, the Agent may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred; and
(8)
in the absence of written investment direction from the Company, all cash received by the Agent shall be placed in a non-interest bearing trust account, and in no event shall the Agent be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely

Exhibit 10.2

written investment direction, and the Agent shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company.

None of the provisions contained in this Note shall require the Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

In the event that the Agent is also acting as Collateral Agent, Paying Agent or Conversion Agent under this Note, the rights and protections afforded to the Agent pursuant to this Note shall also be afforded to such Collateral Agent, Paying Agent and Conversion Agent.

No provision of this Note shall be construed to relieve the Agent from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, as determined by a final and nonappealable order of a court of competent jurisdiction.

The permissive rights of the Agent set forth in this Note shall not be construed as duties of the Agent.

None of the Agent, the Conversion Agent or Paying Agent (in each case, if different from the Company) shall have any obligation to undertake any calculation under this Note. Without limiting the generality of the foregoing, the Agent and the Conversion Agent shall not at any time be under any duty or responsibility to any Holder to make any calculations or determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or in this Note provided to be employed, in making the same. The Agent and the Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Agent and the Conversion Agent make no representations with respect thereto. Neither the Agent nor the Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Note.

The Company shall be responsible for making all calculations called for under or in connection with the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on Holders. Upon written request, the Company shall provide a schedule of its calculations to each of the Agent and the Conversion Agent, and each of the Agent and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Agent will forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.

4.2
Reliance on Documents. Except as otherwise provided in Section 4.1 of this Annex A, the Agent may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, judgment, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.
(a)
Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Agent by a copy thereof

Exhibit 10.2

certified by the Secretary of the Company. Before the Agent acts or refrains from acting, it may require an Officer’s Certificate. The Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate.
(b)
The Agent may consult with counsel and any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on such advice.
(c)
The Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture or other paper or document, but the Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Agent shall determine in its reasonable judgment to make such further inquiry or investigation, it shall be entitled, at a reasonable time on any Business Day after reasonable notice, to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.
(d)
The Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Agent shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder, and the permissive rights of the Agent enumerated herein shall not be construed as duties.
(e)
The Agent shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Note.
(f)
The Agent may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Note, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(g)
The Agent shall not be deemed to have notice of any Default or Event of Default (except in the case of a Default or Event of Default in payment of scheduled principal of, premium, if any, or interest on, any Note) unless an Officer of the Agent has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default (and stating the occurrence of a Default or Event of Default) is actually received by the Agent at the office of the Agent, and such notice references the Notes and states that it is a “Notice of Default”.
(h)
The Agent shall not be responsible or liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.
(i)
The Agent shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Requisite Holders as to the time, method and place of conducting any proceedings for any remedy available to the Agent or the exercising of any power conferred by this Note.
(j)
Neither the Agent nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, or any of their respective directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Agent shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Agent to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.

Exhibit 10.2

(k)
In no event shall the Agent, its agents or any authenticating agent be responsible or liable for punitive, special, indirect, incidental or any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Agent, its agents or any authenticating agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(l)
The Agent (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing (the use of the term “agent” herein with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), and (b) shall not have any duty to take any discretionary action or exercise any discretionary powers.
(m)
The Agent shall not have any responsibility or liability for any actions taken or not taken by the Depositary.
4.3
No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Agent assumes no responsibility for the correctness of the same. The Agent makes no representations as to the validity or sufficiency of the Notes or other transaction documents relating to the Notes. The Agent shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Agent in conformity with the provisions of this Note or any money paid to the Company or upon the Company’s direction under any provision of this Note. The Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement (including the Purchase Agreement), instrument, or document other than this Note, whether or not an original or a copy of such agreement has been provided to the Agent. The Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement (including the Purchase Agreement), instrument, or document other than this Note.
4.4
Agent May Own Notes. The Agent (in each case, if other than an Affiliate of the Company), in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Agent.
4.5
Monies and Property to Be Held in Trust. All monies and any property received by the Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and property held by the Agent in trust hereunder need not be segregated from other funds except to the extent required by law. The Agent shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Agent.
4.6
Compensation and Expenses of Agent. The Company and the Guarantor, jointly and severally, covenant and agree to pay to the Agent and the Collateral Agent from time to time, and the Agent and Collateral Agent shall be entitled to, compensation for all services rendered by it hereunder in any

Exhibit 10.2

capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Agent and the Collateral Agent and the Company, and the Company and the Guarantor, jointly and severally, will pay or reimburse the Agent and/or the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent and/or the Collateral Agent, as applicable, in accordance with any of the provisions of this Note in any capacity hereunder (including the compensation and the reasonable expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction. The Company and the Guarantor, jointly and severally, also covenant and agree to indemnify the Agent and the Collateral Agent in any capacity under this Note and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense (including attorneys’ fees) incurred without gross negligence or willful misconduct on the part of each of the Agent and/or the Collateral Agent, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, as determined by a final and nonappealable order of a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Note or in any other capacity hereunder (whether such claims arise by or against the Company, the Guarantor or a third person), including the reasonable costs and expenses of defending themselves against any claim of liability in the premises or enforcing the Company’s obligations hereunder (including the enforcement of this Section 4.6 of this Annex A). The obligations of the Company and the Guarantor under this Section 4.6 of this Annex A to compensate or indemnify the Agent and the Collateral Agent and to pay or reimburse the Agent and the Collateral Agent for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by the Agent and/or the Collateral Agent, as applicable. The Agent’s and the Collateral Agent’s right to receive payment of any amounts due under this Section 4.6 of this Annex A shall not be subordinate to any other liability or indebtedness of the Company or the Guarantor. The obligation of the Company and the Guarantor under this Section 4.6 of this Annex A shall survive the satisfaction and discharge of this Note, the payment or conversion of the Notes and the earlier resignation or removal of the Agent and/or the Collateral Agent, as applicable. The Company and the Guarantor need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 4.6 of this Annex A shall extend to the officers, directors, agents and employees of the Agent and the Collateral Agent. To the extent that the Company or the Guarantor for any reason fail to indefeasibly pay any amount required under this Section 4.6 of this Annex A to be paid to the Agent and/or the Collateral Agent in any capacity hereunder, each Holder severally agrees to pay to the Agent and/or the Collateral Agent, as applicable, such Holder’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Holder’s share of the aggregate principal amount of Notes held at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Holder), provided, that such reimbursement by the Holders shall not affect the Company’s or the Guarantor’s continuing reimbursement obligations with respect thereto. Each Holder hereby authorizes the Agent and the Collateral Agent to set off and apply any and all amounts at any time owing to such Holder under this Note or otherwise payable by the Agent and/or the Collateral Agent, as appliable to such Holder from any source against any amount due to the Agent and/or the Collateral Agent, as applicable, under this Section 4.6 of this Annex A.

Without prejudice to any other rights available to the Agent and the Collateral Agent under applicable law, when the Agent, the Collateral Agent and their agents and any authenticating agent incur expenses or render services after an Event of Default occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

4.7
Officer’s Certificate as Evidence. Except as otherwise provided in Section 4.1 of this Annex A, whenever in the administration of the provisions of this Note the Agent shall deem it necessary

Exhibit 10.2

or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Agent, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Agent, and such Officer’s Certificate, in the absence of gross negligence or willful misconduct on the part of the Agent, shall be full warrant to the Agent for any action taken or omitted by it under the provisions of this Note upon the faith thereof.

4.8
Resignation or Removal of Agent.
(a)
The Agent may at any time resign by giving written notice of such resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly notify all Holders and may, in its sole discretion, appoint a successor agent by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Agent and one copy to the successor agent. If no successor agent shall have been so appointed and have accepted appointment within 30 days after the sending of such notice of resignation to the Company, the resigning Agent may, upon ten Business Days’ notice to the Company and the Holders, and at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor agent, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Note) may, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor agent. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor agent.
(b)
In case at any time the following shall occur: the Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Agent or of its property shall be appointed, or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Agent and appoint a successor agent by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Agent so removed and one copy to the successor agent, or, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Note) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor agent. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Agent and appoint a successor agent.
4.9
Acceptance by Successor Agent. Any successor agent as provided in Section 4.8 of this Annex A shall execute, acknowledge and deliver to the Company and to its predecessor agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor agent shall become effective and such successor agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Agent herein; but, nevertheless, on the written request of the Company or of the successor agent, the agent ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 4.6 of this Annex A, execute and deliver an instrument transferring to such successor agent all the rights and powers of the trustee so ceasing to act. Upon request of any such successor agent, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor agent all such rights and powers. Any agent ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 4.6 of this Annex A.

Upon acceptance of appointment by a successor agent as provided in this Section 4.9 of this Annex A, each of the Company and the successor agent, at the written direction and at the expense of

Exhibit 10.2

the Company shall deliver or cause to be delivered notice of the succession of such agent hereunder to the Holders. Notwithstanding the replacement of the Agent pursuant to Section 4.8, the Company and Guarantor’s obligations under Section 4.6 shall continue for the benefit of the predecessor Agent. The predecessor Agent shall have no liability for any action or inaction of any successor Agent.

4.10
Succession by Merger, Etc. Any corporation or other entity into which the Agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the trust or agency business of the Agent (including the administration of this Note), shall be the successor to the Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor to the Agent shall succeed to the trusts created by this Notes, any of the Notes shall have been authenticated but not delivered, any such successor to the Agent may adopt the certificate of authentication of any predecessor agent or authenticating agent appointed by such predecessor agent, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Agent or an authenticating agent appointed by such successor agent may authenticate such Notes either in the name of any predecessor agent hereunder or in the name of the successor agent; and in all such cases such certificates shall have the full force which it is anywhere in the Notes provided that the certificate of the Agent shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor agent or to authenticate Notes in the name of any predecessor agent shall apply only to its successor or successors by merger, conversion or consolidation.

4.11
Agent’s Application for Instructions from the Company. Any application by the Agent for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Agent that affects the rights of the Holders of the Notes under this Note) may, at the option of the Agent, set forth in writing any action proposed to be taken or omitted by the Agent under this Note and the date on and/or after which such action shall be taken or such omission shall be effective. The Agent shall not be liable to the Company for any action taken by, or omission of, the Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer that the Company has indicated to the Agent should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Agent shall have received written instructions in accordance with this Note in response to such application specifying the action to be taken or omitted.
4.12
Application to Collateral Agent. Any reference to the Agent in this Section 4 shall be deemed also to refer to the Collateral Agent, as applicable, unless otherwise specified herein.
5.
Payments of Notes on Default; Suit Therefor.
5.1
If an Event of Default described in Sections 11(b)(A), 11(b)(B) or 11(b)(C) of this Global Note shall have occurred and be continuing, the Company shall, upon demand of the Agent, pay to the Agent, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time plus 2.00% per annum (except for such days that the Notes do not accrue interest pursuant to Sections 6(h), 9(d) and 10(e) of this Global Note), and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Agent under Section 4.6 of this Annex A. If the Company shall fail to pay such amounts forthwith upon such demand, the Agent, in its own name, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such

Exhibit 10.2

proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor, or to the creditors or property of the Company or such other obligor, the Agent, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand pursuant to the provisions of this Section 5.1 of this Annex A, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Agent, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Agent under Section 4.6 of this Annex A; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Agent, as administrative expenses, and, in the event that the Agent shall consent to the making of such payments directly to the Holders, to pay to the Agent any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Agent under Section 4.6 of this Annex A, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Agent to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under any of the Notes, may be enforced by the Agent without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Agent shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Agent, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Agent (and in any proceedings involving the interpretation of any provision of the Notes to which the Agent shall be a party) the Agent shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

Exhibit 10.2

In case the Agent shall have proceeded to enforce any right under these Notes and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 5.3 of this Annex A or for any other reason or shall have been determined adversely to the Agent, then and in every such case the Company, the Holders and the Agent shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Agent shall continue as though no such proceeding had been instituted.

5.2
Application of Monies Collected by Agent and/or Collateral Agent. Any monies collected by the Agent and/or the Collateral Agent pursuant to this Article 5 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Agent and/or the Collateral Agent for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due each of the Agent and the Collateral Agent, including its agents and counsel, under Section 4.6 of this Annex A;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of any interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Agent) payable upon such overdue payments at the rate borne by the Notes at such time plus 2.00% per annum (except for such days that the Notes do not accrue interest pursuant to Sections 6(h), 9(d) and 10(e) of this Global Note), such payments to be made ratably to the Holders based on the aggregate principal amount of Notes held thereby;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Agent, upon overdue installments of interest at the rate borne by the Notes at such time plus 2.00% per annum, (except for such days that the Notes do not accrue interest pursuant to Sections 6(h), 9(d) and 10(e) of this Global Note) and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest, such payments to be made ratably to the Holders based on the aggregate principal amount of Notes held thereby; and

Fourth, to the payment of the remainder, if any, to the Company or as may be directed by a court order.

5.3
Direction of Proceedings and Waiver of Defaults by Holder Majority. The Requisite Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Agent or exercising any trust or power conferred on the Agent with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with these Notes, and (b) the Agent may take any other action deemed proper by the Agent that is not inconsistent with such direction. The Agent may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Agent in personal liability or for which it has not received indemnity or security satisfactory to the Agent against loss, liability or expense (it being understood that the Agent does not have an affirmative duty to determine whether any direction is

Exhibit 10.2

prejudicial to any Holder). The Holder Majority may on behalf of the Holders of all of the Notes (x) waive any past Default or Event of Default hereunder and its consequences except any continuing defaults relating to (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 11 of this Global Note, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Section 13(h) of this Global Note cannot be modified or amended without the consent of each Holder of an outstanding Note affected; and (y) rescind any resulting acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default (other than nonpayment of the principal of, and interest on, the Notes that have become due solely by such acceleration) have been cured or waived. Upon any such waiver the Company, the Agent and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.3 of this Annex A, said Default or Event of Default shall for all purposes of the Notes be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

6.
Concerning the Holders.
6.1
Action by Holders. Whenever in this Note it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Section 7 of this Annex A, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Agent solicits the taking of any action by the Holders of the Notes, the Company or the Agent may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.
6.2
Proof of Execution by Holders. Subject to the provisions of Sections 4.1, 4.2 and 7.5 of this Annex A, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Agent or in such manner as shall be satisfactory to the Agent. The holding of Notes shall be proved by the Applicable Procedures of the Depositary. The record of any Holders’ meeting shall be proved in the manner provided in Section 7.6 of this Annex A.
6.3
Who Are Deemed Absolute Owners. The Company and the Agent may deem the Person in whose name a Note shall be registered according to the applicable procedures of the Depositary to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company) for the purpose of receiving payment of or on account of the principal (including any Fundamental Change Repurchase Price) of and (subject to Section 1.2 of this Annex A) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Agent shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or

Exhibit 10.2

delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in the Notes, following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Note.

6.4
Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Agent, as provided in Section 6.1 of this Annex A, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in these Notes in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Company and upon proof of holding as provided in Section 6.2 of this Annex A, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.
7.
Holders’ Meetings

7.1
Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Section 7 of this Annex A for any of the following purposes:

(a)
to give any notice to the Company or to the Agent or to give any directions to the Agent permitted under this Note, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Note) and its consequences, or to take any other action authorized to be taken by Holders;

(b)
to remove the Agent and nominate a successor agent pursuant to the provisions of Section 4 of this Annex A;

(c)
to consent to the execution of modifications to the pursuant to the provisions of Section 13(h) of this Global Note; or

(d)
to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of the Notes or under applicable law.

7.2
Call of Meetings by Agent. The Agent may at any time call a meeting of Holders to take any action specified in Section 7.1 of this Annex A, to be held at such time and at such place as the Agent shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 6.1 of this Annex A, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the

Exhibit 10.2

Holders of all Notes then outstanding, and if the Company and the Agent are either present by duly authorized representatives or have, before or after the meeting, waived notice.

7.3
Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Requisite Holders, shall have requested the Agent to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Agent shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 7.1 of this Annex A, by delivering notice thereof as provided in Section 7.2 of this Annex A.
7.4
Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall

(a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Agent and its counsel and any representatives of the Company and its counsel.

7.5
Regulations. Notwithstanding any other provisions of the Notes, the Agent may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Agent shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 7.3 of this Annex A, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

At any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each

$1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Sections 7.2 or 7.3 of this Annex A may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

7.6
Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and

Exhibit 10.2

showing that said notice was delivered as provided in Section 7.2 of this Annex A. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Agent to be preserved by the Agent, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

7.7
No Delay of Rights by Meeting. Nothing contained in this Section 7 of this Annex A shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Agent or to the Holders under any of the provisions of the Notes.